As filed with the Securities and Exchange Commission on June 28, 2007

Registration Statement No. 333-140633

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UKARMA CORPORATION
(Name of Small Business Issuer in Its Charter)

Nevada	2051	68-048-2472
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

uKarma Corporation
520 Broadway, Suite 350
Santa Monica, CA 90401
(310) 998-8909
(Address and telephone number of principal executive offices and principal place of business)

Bill Glaser,
Chief Executive Officer
uKarma Corporation
520 Broadway, Suite 350
Santa Monica, CA 90401
(310)998-8909
(Name, address and telephone number of Agent for Service)

Copy to:
Ryan S. Hong, Esq. RICHARDSON & PATEL LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024 (310) 208-1182

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, included by Company pursuant to this offering (1)	7,142,857	$0.35	$2,500,000 (3)	$267.50
Common Stock, par value $0.001 per share, held by current stockholders subject to this offering (2)	7,292,206	$0.35	$2,552,272 (3)	$273.09
Common Stock underlying warrants, par value $0.001 per share, held by current stockholders subject to this offering	5,827,000	$1.00	$5,827,000 (4)	$623.49
Common Stock underlying warrants, par value $0.001 per share, held by current stockholders subject to this offering	80,000	$0.25	$20,000 (5)	$0.61
Total	20,342,063		$10,899,272	$1,164.69	(6)

(1) These are newly issued shares which we will offer pursuant to this registration statement at $0.35 per share.

(2) These are outstanding shares of common stock which may be offered for sale by selling stockholders pursuant to this registration statement at $0.35 per share.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of an exercise price of $1.00 per share.

(5) Calculated in accordance with Rule 457 (g) under the Securities Act on the basis of an exercise price of $0.25 per share.

(6) $1,164.08 has previously been paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Subject to Completion, dated ___________, 2007

Prospectus

uKARMA CORPORATION

20,342,063 shares of Common Stock

This prospectus covers the offer to sell up to 7,142,857 shares of our common stock, par value $0.001 (“uKarma Shares”) in a direct public offering, on a "best efforts" basis at $0.35 per share (the "Direct Offering"). This prospectus also covers the sale by selling stockholders identified in the section of this prospectus entitled "Selling Stockholders" of 13,199,206 uKarma Shares.

This is our initial public offering of shares of our common stock. We will receive up to $2,500,000 in gross proceeds from the sale of any newly issued shares pursuant to this prospectus. There is no minimum number of shares that we must sell pursuant to this prospectus. There will be no escrow account, trust or similar account established for our sale of new shares. We anticipate that all offers, sales and other distributions of our new shares will be by or through our officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), without special compensation or commission with respect to any such sales or distributions of such new distribution shares. This offering will end on the date that all of the shares of common stock offered are sold.

The uKarma Shares registered by our selling stockholders will be offered for sale identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." The selling stockholders will sell the shares at a price of $0.35 per share. Our securities are not currently listed on any securities exchange, nor are they quoted on the Over-the-Counter Electronic Bulletin Board. Until our securities are quoted on the Over-the-Counter Electronic Bulletin Board or are listed on an exchange, they will sell at the fixed price of $0.35 per share. Once our securities are quoted on the Over-the-Counter Electronic Bulletin Board or are listed on an exchange, they will sell at prevailing market prices or at privately negotiated prices.

We will not receive any of the proceeds from the sale of shares held currently by selling stockholders. We will pay all expenses incurred in connection with the offering described in this prospectus, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders. Our common stock and warrants are more fully described in the section of this prospectus entitled "Description of Securities."

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus carefully.

The date of this prospectus is ___________, 2007

Table of Contents

Prospectus Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Statements	11
Use of Proceeds	12
Determination of Offering Price	14
Selling Stockholders	15
Plan of Distribution	22
Legal Proceedings	24
Directors, Executive Officers, Promoters and Control Persons	24
Security Ownership of Certain Beneficial Owners and Management	25
Description of Securities	26
Interest of Named Experts and Counsel	28
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	28
Description of Business	28
Management’s Discussion and Analysis	33
Description of Property	38
Certain Relationships and Related Transactions	38
Market For Common Equity and Related Stockholder Matters	38
Executive Compensation	42
Summary Compensation Table	42
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	43
Financial Information	F-1
Where You Can Find More Information	44

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the related notes. In this prospectus, we refer to uKarma Corporation as “uKarma,” “our company,” “we,” “us” and “our.” In addition, uKarma and Xflowsion are trademarks of uKarma. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

Our Company

We are an early stage company that produces, develops and markets yoga and fitness DVDs and other multimedia and complementary products. We were originally incorporated as Om Capital Corporation in the State of Nevada on June 26, 2001 to engage in the business of providing corporate management consulting services. However, since then we have remained dormant, and our primary operations consisted of organizational tasks including issuing shares to our original stockholders, raising initial capital and developing a business plan. In April 2004, we changed our name to “uKarma Corporation” in order to pursue the current business of developing products designed for health-conscious consumers. We currently have produced our first yoga and fitness-based DVD series and have begun our marketing efforts.

The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 15,561,322 shares are currently issued and outstanding. The Company is authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding.

We have incurred significant losses since inception and as of March 31, 2007, we had an accumulated deficit of $2,033,567. We expect to continue to incur losses over the near to medium term as we seek to continue to invest in research and development and marketing activities. Prior to the second quarter of 2007, we had not generated revenues since inception. However, we began to generate revenues during the second quarter of 2007. We will need to raise additional capital to continue production and development activities and meet our operating expenses, including marketing activities, for 2007. Our independent certified public accountants have stated in their report dated June 14, 2007 included herein, that we have incurred operating losses from our inception and that we are dependent upon our ability to meet our future financing requirements, and the success of future operations. These factors raise substantial doubt about our ability to continue as a going concern.

Our corporate offices are located at 520 Broadway, Suite 350, Santa Monica, CA 90401. Our telephone number is (310) 998-8909.

Risks Related to Our Business

Our business is subject to a number of risks, which you should be aware of before making an investment decision. These risks are discussed more fully in the section of this prospectus entitled “Risk Factors.” We have produced our first yoga and fitness DVD series and have begun our marketing efforts. To date, we have not sold our DVDs commercially to anyone.

The Offering

20,342,063 shares of common stock are being offered in this offering, including both the Direct Offering and shares offered by the Selling Stockholders. Assuming all shares offered hereby are sold, the 20,342,063 shares of common stock being offered would equal approximately 71% of our issued and outstanding common shares.

The maximum amount of shares offered by us in the Direct Offering, on a "best efforts" basis, is 7,142,857 shares of common stock at an initial price of $0.35 per share (or an aggregate initial offering price of $2,500,000). There is no minimum offering.

In addition to the Direct Offering, the Selling Stockholders are offering to sell 13,199,206 shares of our common stock to the public by means of this prospectus. The selling stockholders will sell the shares at a price of $0.35 per share. Our securities are not currently listed on any securities exchange, nor are they quoted on the Over-the-Counter Electronic Bulletin Board. Until our securities are quoted on the Over-the-Counter Electronic Bulletin Board or are listed on an exchange, they will sell at the fixed price of $0.35 per share. Once our securities are quoted on the Over-the-Counter Electronic Bulletin Board or are listed on an exchange, they will sell at prevailing market prices or at privately negotiated prices.

We are registering 20,342,063 shares of common stock through this offering. The shares do not include 7,500,000 shares of common stock reserved for issuance under our 2006 Stock Option, Deferred Stock and Restricted Stock Plan, including 5,000,000 shares subject to an option granted to our Chief Executive Officer, Bill Glaser.

We are registering 13,199,206 shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders."

Between May 2004 and October 2005, we entered into Subscription Agreements with various investors under which we sold units of securities consisting of one share of common stock and one warrant to purchase one share of common stock at purchase price of $1.00 per share. We sold “units” to 33 subscribers at a price per unit of $0.20 and received proceeds of $875,000.

Between July 2006 and December 2006, we entered into Subscription Agreements with various investors under which we sold units of securities consisting of one share of common stock and one warrant to purchase one share of common stock at purchase price of $1.00 per share. We sold “units” to 26 subscribers at a price per unit of $0.25 and received proceeds of $300,500.

After this offering, assuming all shares offered hereby are sold and all 5,907,000 warrants are exercised, we will have 28,611,179 shares of common stock outstanding, which does not include 7,500,000 shares of common stock reserved for issuance under our 2006 Stock Option, Deferred Stock and Restricted Stock Plan. 20,342,063 shares will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

During this offering we will be able to use funds immediately since the offering is on a "best efforts" basis. No minimum amount of proceeds has been set by us, and no legal requirement for a minimum amount is in effect. Since there is no minimum, no escrow account will be established to hold funds until a minimum amount is reached or until the offering period is terminated.

Plan of Distribution

The offering of 7,142,857 shares of our common stock in the Direct Offering at an initial price of $0.35 per share, on a "best efforts" basis, is being made on a self-underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of underwriters or broker-dealers. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. We expect to receive $2,500,000 if we sell all of these shares, but there is no guarantee that all of the shares will be sold. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

The Selling Stockholders also may be selling up to 13,199,206 shares of common stock at a price of $0.35 per share. We will not receive any proceeds from the sale of 7,292,206 shares. We will, however receive proceeds of $5,827,000 if 5,827,000 warrants are exercised at the exercise price of $1.00 per warrant, which price is greater than the fixed price of $0.35 at which Selling Stockholders must sell their shares until our shares are quoted on the Over-the-Counter Bulletin Board or are listed on an exchange, and we will also receive proceeds of $20,000 if 80,000 warrants are exercised at the exercise price of $0.25 per warrant.

Summary Financial Data

The following table summarizes historical and pro forma financial data regarding our business and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

	Year Ended December 31,		Three Months Ended March 31, (unaudited)
Statement of Operations Data	2006	2005	2007	2006
Revenues	$—	$—	$—	$—
Operating expenses	$1,408,384	$130,124	$466,944	$265,842
Net income (loss)	$(1,397,922)	$(122,488)	$(471,094)	$(264,437)
Weighted average shares outstanding	14,002,469	11,633,333	15,447,126	12,908,333
Net income (loss) per common share basic and fully diluted	$(0.10)	$(0.01)	$(0.03)	$(0.02)

Cash flow used in operations	$(368,897)	$(104,288)	$(384,879)	$(80,225)

Cash and cash equivalents (end of period)	$102,902	$739,843	$—	$659,618
Balance Sheet Data
Total current assets	$217,415	$839,843	$98,499
Total assets	$885,973	$851,643	$786,559
Total current liabilities	$320,197	$28,028	$508,079
Total stock holders equity (deficit)	$565,776	$823,615	$278,480

Risk Factors

You should carefully consider the risks described below before making an investment decision. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related to Our Business

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

Our auditors have discussed their uncertainty in their audit report dated June 14, 2007. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations, and you could lose your entire investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We initiated our current business plan in April 2006. Although we have produced and edited 7 yoga and fitness DVDs, we had not marketed them to the public and therefore have not realized any revenues prior to the second quarter of 2007. During the second quarter of 2007 we began marketing and selling our DVD product. Since our sales have just begun, we have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $2,033,567. Our ability to achieve and sustain revenue, and then profitability and positive cash flow is dependent upon

•	our ability to develop and commercialize products such as our yoga and fitness DVDs, yoga mats and nutraceutical and other complementary products;

•	entry into distribution and marketing arrangements; and

•	our ability to attract customers.

We are a start up company with limited assets and no previous operating history and are at an infancy stage. As such, we face the risks and problems associated with any business in its early stages with no operating history on which an evaluation of its prospects can be made. We have developed our yoga and fitness DVDs, however, we have just recently started to market and sell them during the second quarter of 2007.. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues of substance will cause us to go out of business.

WE HAVE ONLY RECENTLY OFFERED PRODUCTS FOR SALE, THERE ARE NO ASSURANCES THAT WE WILL EVER GENERATE SUBSTANTIVE REVENUES FROM THEIR SALE OR MAKE A PROFIT.

Because we are small and have limited capital, we must begin by producing only a small number of products. Initially, we intend to sell our yoga and fitness DVDs. We intend to market our products through television-based infomercials and through the Internet and subsequently via retail channels. However, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations. If we are unable to produce and sell enough products to operate profitably, we may have to suspend or cease operations, and you may lose the entire amount of your investment.

CONSUMERS MAY NOT EMBRACE OUR PRODUCTS, OR PREFERENCES MAY CHANGE.

Our ability to operate our business successfully is dependent initially on the success of a variety of factors, including our ability to sell our products to the public. We anticipate that our business will be targeted at consumers who assign high value to healthy lifestyles, personal development, renewable energy and the environment. Our ability to grow our customer base and generate sales will depend initially upon customer-acceptance of our yoga and fitness products and the importance consumers place on healthy lifestyles and personal development. Our success also depends upon the willingness of consumers to purchase goods and services that promote the values we espouse. We cannot assure you that the demographic trends on which they are based will continue or that the current levels of healthy lifestyles and personal development will be sustained. The decrease of consumer interest in purchasing goods and services that promote the values we espouse would materially and adversely affect the growth of our customer base and sales revenues and, accordingly, would have a material adverse effect on our business, results of operations, and financial condition.

Further, consumer preferences are difficult to predict. Our future success depends in part on our ability to anticipate and respond to changes in consumer preferences and we may not respond in a timely or commercially appropriate manner to such changes. Failure to anticipate and respond to changing consumer preferences could have a material adverse effect on our business, results of operations, and financial condition. There can be no assurance regarding whether or when we will be able to successfully implement our business plan or that we will achieve profitability.

WE FACE COMPETITION FROM COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES.

We may not be able to compete successfully against current and future competitors. Our business is evolving and intensely competitive, and we expect competition to intensify. We expect to compete across a number of markets with a variety of competitors, many of which competitors are much larger than we are and have substantially greater financial, distribution, and marketing resources than us.

Our fitness DVD sales business will face competition from the many companies that already sell yoga and fitness DVDs via infomercials, in chain stores, through smaller retailers and on their own Internet sites or shopping websites such as ebay.com and Yahoo! Shopping. Many of our competitors who produce yoga and fitness DVDs will have greater financial and other resources than we do and will be able to promote their products to a greater extent than we will and perhaps have celebrity endorsements or participation that will enable them to attract more buyers. In addition, competing production companies may be able to obtain more or better DVD content and have better promotional campaigns. Also, the extent to which consumers choose to exercise in fitness centers or in other manners without the aid of DVDs may reduce our sales, reduce our gross margins, increase our operating expenses and decrease our profit margins.

In addition, competitors selling products containing nutraceuticals are permitted by FDA regulations to use the term "functional" in advertising their products. These competitors may have a competitive advantage in marketing to certain consumer markets. All of these competitors also compete for distribution channels and for suppliers and manufacturers. Increased competition from such companies could have a material adverse effect on our business, results of operations, and financial condition.

WE ARE DEPENDENT OF THIRD PARTY MANUFACTURERS FOR THE MANUFACTURE AND SHIPMENT OF OUR PRODUCTS.

We do not own or operate any manufacturing facilities and are, therefore, dependent on third parties for the manufacture of our products (whether DVDs, yoga mats, nutritional supplements or other). We will rely on contract manufacturers to produce some of our products. These contract manufacturers may also produce products for some of our competitors. If any of our contract manufacturers were unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new contract manufacturers. There can be no assurance that we would be able to identify and qualify new contract manufacturers in a timely manner or that such manufacturers would allocate sufficient capacity to us in order to meet our requirements, which could adversely affect our ability to make timely deliveries of our products. In addition, there can be no assurance that the capacity of the contract manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, results of operations, and financial condition. We expect to store our products in a warehouse at the contact manufacturers' premises prior to shipment to distributors. Shipments to and from the warehouses could be delayed for a variety of reasons including weather conditions, strikes, and shipping delays. Any significant delay in shipments of our products would have a material adverse effect on our business, results of operations, and financial condition.

To successfully operate our business, we must receive timely delivery of merchandise from our vendors and suppliers. As we grow, some of these vendors may not have sufficient capital, resources or personnel to satisfy their commitments to us. Any significant delay in the delivery of products by vendors could have a material adverse effect on our business, results of operations, and financial condition.

In addition, the contract manufacturers will be contractually required to maintain the quality of the products we sell and to comply with applicable laws and regulations relating to the production of such products. There can be no assurance that our contract manufacturers will always produce products that are consistent with our standards. The failure of any contract manufacturer to produce products that conform to our standards could materially adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

OUR SALES AND OPERATING RESULTS MAY VARY WIDELY.

We expect to experience fluctuations in our operating results as a result of a variety of factors, including:

(i) fluctuations in promotional, advertising, and marketing expenditures;

(ii) the introduction of new products or delays in such introductions;

(iii) the introduction or announcement of new products by our competitors;

(iv) customer acceptance of new products;

(v) shipment delays;

(vi) consumer perceptions of our products and operations;

(vii) competitive pricing pressures;

(viii) the adverse effect of our or our distributors' or suppliers' failure, and allegations of their failure, to comply with applicable regulations;

(ix) the availability and cost of raw materials;

(x) economic conditions in general and in the media and lifestyles industry in particular;

(xi) the negative effect of changes in or interpretations of regulations that may limit or restrict the sale of certain of our products;

(xii) the expansion of our operations into new markets; and

(xiii) the introduction of our products into each such market.

Any of these factors could have a material adverse effect on our business, results of operations, and financial condition. We have no operating history, and therefore it is difficult to predict our future sales or its ability to identify and adapt its products successfully to meet changing consumer interest trends and other elements that affect our results of operations.

WE WILL LIKELY NEED ADDITIONAL CAPITAL IN THE FUTURE AND IT MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

We anticipate that we will likely need to raise additional funds in order to finance our operations while we implement and execute our business plan, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities. Our business plan assumes that we successfully raise approximately $500,000 or more in a public offering following the effectiveness of this Registration Statement. There can be no assurance that such additional capital will be available or on terms acceptable to us. If future financing funds are not available on acceptable terms, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business, results of operations and financial results. Furthermore, sales of additional equity or convertible debt securities would result in additional dilution to our stockholders.

WE MUST ACHIEVE TRADE & CONSUMER ACCEPTANCE IN DISTRIBUTION CHANNELS.

Our growth will depend in part on our ability to attract and maintain customers and expand our channels of marketing and distribution (including without limitation direct-response television, mass merchandise, grocery and drug stores, and internet sales). These channels of marketing and distribution are expected to present, competitive challenges, risks and marketing and distribution costs. In addition, our expansion in these channels of distribution will require us to attract and retain consumers in broader demographic and geographic markets. There can be no assurance that we will achieve successful distribution through nationwide distribution channels and with consumers in other demographic and geographic markets. The inability to obtain consumer acceptance in these markets could have a material adverse effect on our business, results of operations, and financial condition.

OUR BUSINESS MAY BE AFFECTED BY CHANGES IN TRENDS.

The health & fitness and nutritional industries are subject to changing consumer trends, demands and preferences. Trends change often and unpredictably, and our failure to anticipate, identify or react to changes in these trends could lead, among other things, to reduced demand and price reductions, and could have a material adverse effect on our business, results of operations, and financial condition. These changes might include consumer demand for new products or formulations. Our success depends, in part, on our ability to anticipate the habits of consumers and to offer products that appeal to their preferences on a timely and affordable basis.

DIRECT-RESPONSE MARKETING IS EXTREMELY COMPETITIVE.

We plan to market our yoga/fitness DVD series via direct response marketing (such as television infomercials). The direct response industry is extremely competitive, rapidly evolving and subject to constant change and intense marketing by providers of similar products. We must be able to distinguish our products and develop new products that address the needs of our customers. The inability to do so could have a material adverse effect on our business, results of operations, and financial condition.

WE HAVE A VERY NARROW PRODUCT LINE; DEPENDENCE ON NEW PRODUCTS.

We expect initially to have a very limited product line: a series of yoga/fitness DVDs and one or more yoga mats. There can be no assurance that our products will achieve market acceptance. Any such failure could have a material adverse effect on our business, results of operations, and financial condition. We believe our ability to increase sales is partially dependent upon our ability to introduce new and innovative products into its existing markets. The success of new products depends on a number of factors, including our ability to develop products that appeal to consumers and that are priced competitively. There can be no assurance that our efforts to develop new products will be successful, that consumers will accept new products, or that our competitors will not introduce products that achieve greater market acceptance than our products.

WE MAY BE DEPENDENT ON SIGNIFICANT RETAIL CUSTOMERS AND DISTRIBUTORS.

We may sell our products through distributors that resell to retail customers. We may also seek to establish sales to retail customers. Such distributors and retail customers would likely purchase our products with standard purchase orders and, in general, are not bound by long-term contracts. There can be no assurance that any such distributors and retail customers will establish a relationship with us. The lack of a distributor or a significant number of retail customers, or a significant reduction in purchase volume by or financial difficulty of such customers or distributors could have a material adverse effect on our business, results of operations, and financial condition.

WE MAY BE AFFECTED BY PRODUCT LIABILITY CLAIMS.

Like any marketer, distributor or manufacturer of products that are designed to be ingested or which promote health & fitness, we face an inherent risk of exposure to product liability claims if the use of our products results, or is alleged to result, in injury or death. We expect initially to acquire liability insurance with a minimum of $1.0 million per occurrence and $2.0 million in aggregate liability insurance. There can be no assurance that such insurance will be available at a reasonable cost, or, if available, will be adequate to cover our potential liabilities. In addition, with respect to any nutritional products we may sell, we will be heavily dependent on contract manufacturers for compliance with sound and lawful production of our products. Our contract manufacturers will be required to indemnify us for product liability claims, arising out of the manufacturing of our products, and we must indemnify the manufacturers for claims arising out of the labeling and packaging of our products. Although we expect to receive a contractual indemnification from our contract manufacturers, any such indemnification will be limited as a practical matter to the creditworthiness of the indemnifying party, the availability of such insurance, and such manufacturers' continued maintenance of such insurance. Therefore, if we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our business, results of operations, and financial condition.

WE MAY BE AFFECTED BY ADVERSE PUBLICITY.

We are highly dependent upon consumers' perception of the quality and possible benefits of our products. As a result, negative publicity concerning products similar to our products could lead to a loss of consumer confidence in our products. Any of these events could have a material adverse effect on our business, results of operations, and financial condition.

IF WE ARE UNABLE TO MANAGE OUR GROWTH, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

We expect to experience a period of rapid growth and expansion that could continue to place a significant strain on our management, customer and consumer service and support, operations, sales and administrative personnel, and other resources. To serve the needs of our existing and future customers and consumers, we expect to increase our work force, which requires us to attract, train, motivate and manage a substantially larger number of qualified employees. Additionally, to effectively manage anticipated levels of future demand, we may be required to implement new operating, information, and financial systems, all of which may significantly increase our operating expenses. There can be no assurance that we will be able to achieve our growth as planned, increase our work force, or implement new systems to manage our anticipated growth, and any failure to do so could have a material adverse effect on our business, results of operations, and financial condition.

WE MAY UNDERTAKE ACQUISITIONS THAT COULD INCREASE OUR COSTS OR LIABILITIES OR BE DISRUPTIVE.

We do not currently have any commitments, agreements or understandings to acquire any specific businesses or other material operations, but we will consider acquisitions in the future. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to successfully negotiate the terms of an acquisition, finance the acquisition or, if the acquisition occurs, integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. Acquisitions of businesses or other material operations may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not realize expected cost efficiencies or synergies. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. If any such acquisition occurs, there can be no assurance as to the effect thereof on our business, results of operations, and financial condition.

SOME PRODUCTS AND SERVICES WE SELL MAY PUT US AT A COMPETITIVE PRICE DISADVANTAGE.

Some environmentally friendly products are priced at a premium to products that have similar uses but are not environmentally friendly. We believe that consumers will sometimes be willing to pay higher prices in order to enhance the environment, promote a sustainable economy and achieve healthy lifestyles and personal development or that, over time we will be able to reduce prices through volume purchases from our suppliers. If we are unable to sustain price levels of these products, or to increase sales volume to a level that would allow us to reduce our costs, our business will be adversely affected.

WE MAY FACE INTELLECTUAL PROPERTY RISKS.

We will rely on a combination of common law trademark rights, U.S. federal registration rights, and trade secret laws to protect our proprietary rights. There can be no assurance that we will be able to enforce our trademark rights for our products or register trademarks or obtain common law trademark rights we desire. In addition, we expect to file applications for federal registration of marks in the United States. Common law trademark rights do not provide us with the same level of protection as afforded by a United States federal registration of a trademark. In addition, common law trademark rights are limited to the geographic area in which the trademark is actually used plus a reasonable zone of future expansion, while U.S. federal registration on the Principal Register gives the registrant superior rights throughout the United States, subject to certain exceptions. We expect to register our trademarks in certain foreign jurisdictions where our products will be sold. The protection available in such jurisdictions may not be as extensive as the protection available to us in the United States.

WE ARE DEPENDENT ON KEY OFFICERS

Our success is significantly dependent on the personal efforts, performance, abilities, and continued service of Bill Glaser, our CEO. The loss of service of Mr. Glaser could have a material adverse effect on our business, results of operations, and financial condition. We do not maintain "key man" life insurance on Mr. Glaser. In addition, our future success depends upon our ability to attract and retain highly qualified personnel. Competition for such personnel is intense and there can be no assurance that we will be able to attract and retain such qualified personnel. A failure to do so could have a material adverse effect on our business, results of operations, and financial condition.

WE ARE IN DEBT TO OUR CHIEF EXECUTIVE OFFICER, WHICH MAY PRESENT A CONFLICT OF INTEREST TO HIM AND WHICH WE MAY HAVE DIFFICULTY REPAYING.

We borrowed an aggregate of Three Hundred Eighty Eight Thousand Five Hundred Seventy Nine Dollars and Eight Cents ($388,579.08) from Bill Glaser, our CEO, pursuant to five (5) promissory notes (each, a “Glaser Note”). Two of the loans are due upon demand, and two of the loans are due on the six month anniversary of each respective Glaser Note. One of the loans became due on May 10, 2007, and is currently due upon demand by Mr. Glaser. The loans bear interest rates of 7% per annum.

Mr. Glaser, in his capacity as our CEO, owes a fiduciary duty to the Company and to our shareholders. Mr. Glaser’s personal interest in the full repayment of each Glaser Note on the due date may conflict with his fiduciary duties. For example, Mr. Glaser may cause the Company to obtain additional debt at a higher rate of interest than each Glaser Note and use proceeds resulting from such debt to repay the principal amount of each Glaser Note.

We do not currently have sufficient capital on hand to repay these loans at this time. Due to the uncertainty of profitable revenues in the future, there are no assurances that we will be able to repay all or a part of the loans when they become due.

WE ARE IN DEBT TO OUR INFORMERCIAL PRODUCER/EDITOR, WHICH MAY PREVENT US FROM RE-AIRING A NEWLY EDITED INFORMERCIAL.

Caudill and Associates was retained to produce our infomercial, the first version of which was completed and aired in May 2007. We plan to re-air the infomercial after various edits are made. We, however, owe an outstanding balance to Caudill and Associates of $75,017.50. Caudill’s edits to our infomercial will not be completed until after we pay our debt. We do not currently have sufficient capital on hand to pay this outstanding balance at this time. Thus, there are no assurances that we will be able to re-air a newly edited version of our infomercial.

WE ARE SUB.JECT TO RISKS ASSOCIATED WITH ADVERTISING.

Advertising of our products is subject to regulation by the FTC under the Federal Trade Commission Act, which prohibits unfair or deceptive trade practices, including dissemination of false or misleading advertising. In addition, the National Advertising Division of the Council of Better Business Bureaus, Inc. ("NAD") administers a self-regulatory program by the advertising industry to ensure truth and accuracy in national advertising. NAD both monitors national advertising and entertains inquiries and challenges from competing companies and consumers. Although we do not believe that such regulations will materially negatively affect our marketing efforts, any future changes to our advertising resulting from compliance with an adverse NAD determination or FTC action or fines or penalties assessed in connection therewith could adversely affect our product marketing efforts, and there can be no assurance that such required changes in advertising would not have a material adverse effect on our business, results of operations, and financial condition.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, WHICH COULD RESULT IN SUBSTANTIAL EXPENDITURES.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

WE WILL BE SUBJECT TO THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT. IF WE ARE UNABLE TO TIMELY COMPLY WITH SECTION 404 OR IF THE COSTS RELATED TO COMPLIANCE ARE SIGNIFICANT, OUR PROFITABILITY, STOCK PRICE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which requires that we document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures for the 2007 fiscal year. This section also requires that our independent registered public accounting firm opine on those internal controls and management’s assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission. During the course of our ongoing evaluation and integration of the internal controls of our business, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review.

We believe that the out-of-pocket costs, the diversion of management’s attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that our auditors will not have to report a material weakness in connection with the presentation of our financial statements. If we fail to comply with the requirements of Section 404 or if our auditors report such material weakness, the accuracy and timeliness of the filing of our annual report may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Risks Related With Ownership of Our Securities

IF A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, WE EXPECT TO EXPERIENCE VOLATILITY IN THE PRICE OF OUR COMMON STOCK. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF THEY ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

If a public market for our common stock develops, we expect the market price of our common stock to fluctuate substantially for the indefinite future due to a number of factors, including:

•
our status as a development stage company with a limited operating history and limited revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a seasoned issuer in the event of negative news or lack of progress;

•	announcements of new products and services by us or our competitors;

•	the timing and development of our products;

•	general and industry-specific economic conditions;

•	actual or anticipated fluctuations in our operating results;

•	our capital commitments; and

•	the loss of any of our key management personnel.

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of the securities of developing companies, particularly companies like ours without consistent revenues and earnings, have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management’s attention and resources and harm our financial condition and results of operations.

THERE MAY NOT BE AN ACTIVE, LIQUID TRADING MARKET FOR OUR COMMON STOCK, SO YOU MAY BE UNABLE TO LIQUIDATE YOUR SHARES IF YOU NEED MONEY.

Prior to this offering, there has been no public market for our common stock. An active trading market for our common stock may not develop following this offering due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our common shares will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our common stock is not active.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF THE COMMON STOCK YOU PURCHASE, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Assuming the maximum offering, 75% of the maximum offering, or 60% of the maximum of the offering, this offering will result in an immediate increase to our net tangible book value of $0.10, $0.08, or $0.06 per share, respectively to existing stockholders and an immediate dilution in net tangible book value of $0.23, $0.25, or $0.27 per share respectively to new investors purchasing shares of our common stock in this offering. Accordingly, the investors will bear a great deal of the financial risk associated with our business, while effective control will remain with the principal stockholders. See "Dilution" on page 13.

WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE YOUR RETURN ON AN INVESTMENT IN OUR COMMON STOCK.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY DEPRESS OUR STOCK PRICE.

There are currently outstanding as of June 21, 2007, 15,561,322 shares of common stock. Upon effectiveness of this offering, 7,292,206 of our outstanding shares will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations.

In addition, we have issued warrants to purchase 5,907,000 shares of our common stock that, upon effectiveness of this offering, would be freely tradable upon the exercise of such warrants.

In addition, we intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register approximately 7,500,000 shares of our common stock underlying options to be granted to our officers, directors, employees and consultants. These shares, if issued in accordance with these plans, will be eligible for immediate sale in the public market, subject to volume limitations.

If our stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock could fall. The sale of a large number of shares could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

Our articles of incorporation currently authorizes our board of directors to issue up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 21, 2007, after taking into consideration our outstanding shares of common stock, warrants and options, our board of directors will be entitled to issue up to at least 63 million additional shares of common stock and 20 million preferred stock. The power of the board of directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of our stock is generally not subject to stockholder approval, upon such terms (and in the case of the preferred stock, with such rights, preferences and privileges) as it determines to whomever it determines, including persons or entities who would help present management maintain control.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

OUR PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS WILL CONTINUE TO OWN A SIGNIFICANT PERCENTAGE OF OUR STOCK AFTER THE OFFERING, AND AS A RESULT, THE TRADING PRICE FOR OUR SHARES MAY BE DEPRESSED AND THESE STOCKHOLDERS CAN TAKE ACTIONS THAT MAY BE ADVERSE TO YOUR INTERESTS.

After the offering, our principal stockholders, executive officers and directors will, in the aggregate, beneficially own approximately 39% of our common stock. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the affect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with controlling stockholders.

THE PRICE OF THE COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS HAS BEEN ARBITRARILY DETERMINED. YOU MAY NOT RELY ON THIS PRICE AS AN INDICATION OF THE PURCHASE.

The price of the common stock offered for sale by the selling stockholder was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. As of June 21, 2007, we had 15,561,322 shares of common stock outstanding and the book value of each share was nominal. Moreover, the price of our common stock may decline after the offering.

OUR INCORPORATION DOCUMENTS AND NEVADA LAW MAY INHIBIT A TAKEOVER THAT STOCKHOLDERS CONSIDER FAVORABLE AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK, WHICH MAY INHIBIT AN ATTEMPT BY OUR STOCKHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT.

Our amended and restated articles of incorporation and bylaws will contain provisions that could delay or prevent a change in control of our company. Some of these provisions:

•
authorize our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders;

•	prohibit stockholders from calling special meetings;

•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and

•
prohibit stockholder action by written consent unless such action has been approved by the Board, requiring all stockholder actions not approved earlier by the Board, to be taken at a meeting of our stockholders.

In addition, we are governed by the provisions of Section 203 of Nevada General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our stockholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated articles of incorporation and bylaws and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

 WE WILL BE SUBJECT TO THE PENNY STOCK RULES ONCE OUR COMMON STOCK BECOMES ELIGIBLE FOR TRADING. THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

We expect that our common stock will be a “low-priced” security under the “penny stock” rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

OFFERING PERIOD

This offering will end on the date that all of the shares of common stock offered are sold. During this offering we will be able to use funds immediately. No minimum amount of proceeds has been set by us and no legal requirement for a minimum amount is in effect. Since there is no minimum, no escrow account will be established to hold funds until a minimum amount is reached or until the offering period is terminated.

The Selling Stockholders will be able to sell their shares on a continuous basis beyond the Initial Offering Period.

Special Note Regarding Forward-Looking Statements

This prospectus, including sections entitled "Prospectus Summary," "Risk Factors," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our lack of capital and whether or not we will be able to raise capital when we need it;

•	acceptance of our DVDs, yoga mats and our other products by consumers;

•	our ability to market and develop future products; and

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933 provides any protection for statements made in this prospectus.

Use of Proceeds

This prospectus relates to $0.35 shares of our common stock. We will not receive any part of the proceeds of the sale of 7,292,206 of the shares that are being offered by the selling stockholders listed in the Selling Stockholder table. We will, however, receive $5,827,000 assuming 5,827,000 warrants are exercised at the exercise price of $1.00 per share, and $20,000 assuming 80,000 warrants are exercised at the exercise price of $0.25 per share. Assuming that we sell 60% to 100% of the shares offered by us, our gross proceeds would range from $1,500,000 to $2,500,000. Assuming that the net costs of the offering are $100,000, our net proceeds would range from $1,400,000 to $2,400,000.

We intend to use the net proceeds of this offering for legal and accounting costs, production costs of additional DVDs, infomercial production costs, general and administrative costs, marketing costs, and working capital. We may also use the proceeds of this offering, to the extent available, to fund other working capital needs, including SEC compliance and related public company costs.

We have not budgeted all of our expected expenditures, and cannot estimate the amounts to be used for each purpose set forth above. Accordingly, management will have significant flexibility in applying a substantial portion of the net proceeds of this offering.

Our offering is being made on a $2,500,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if 100%, 75% and 60% of the offering is sold with assumed offering expenses of $100,000.

	At the Maximum Offering	At 75% Maximum Offering	At 60% Maximum Offering
Legal / Accounting Costs	$100,000	$100,000	$100,000
Production Costs of Additional DVDs	100,000	100,000	100,000
Infomercial Production	150,000	150,000	150,000
General and Administrative Costs	300,000	300,000	200,000
Marketing	1,000,000	700,000	500,000
Working Capital	750,000	425,000	350,000
Net Proceeds	$2,400,000	$1,775,000	$1,400,000

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our efforts. The chart represents our best estimate of our allocation of the net proceeds of this offering based upon current plans and estimates regarding anticipated expenditures. Actual expenditures may vary substantially from these estimates, and we may find it necessary or advisable to reallocate the net proceeds within the above-described uses or for other purposes.

We anticipate, based on management's current plans and assumptions relating to our operations, that the net proceeds of this offering, if the maximum subscription is achieved, will be sufficient to satisfy our contemplated cash requirements to implement our business plan for our core business through 2007. If the proceeds of the offering are less or are insufficient to fund the implementation of our business plan (due to a change in our plans or a material inaccuracy in our assumptions, or as a result of unanticipated expenses, or other unanticipated problems), we will be required to seek additional financing sooner than currently anticipated in order to proceed with such implementation.

THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS FOR 60% TO 100% OF THE MAXIMUM SUBSCRIPTION. IF LESS THAN 60% OF THE MAXIMUM SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED IN THE FOLLOWING ORDER OF PRIORITY BASED ON THE AMOUNT OF SUBSCRIPTIONS RECEIVED: 1. LEGAL AND ACCOUNTING COSTS; 2. INFOMERCIAL PRODUCTION; 3. MARKETING; 4. GENERAL AND ADMINISTRATIVE COSTS; 5. PRODUCTION COSTS OF ADDITIONAL DVDS; AND 6. WORKING CAPITAL. ACTUAL EXPENDITURES MAY VARY MATERIALLY FROM THESE ESTIMATES.

DILUTION

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the pro forma net tangible book value of the common stock from the initial public offering price. In our calculations, we have assumed an initial public offering price of $0.35 per share of common stock.

Pro forma net tangible book value per share of common stock is determined by dividing pro forma net tangible book value (total tangible assets less total liabilities) by the pro forma number of shares of common stock outstanding as of March 31, 2007. As of March 31, 2007, the net tangible book value (“NTBV”) of our common stock was approximately $268,122, or approximately $0.02 on a per share basis.

As of March 31, 2007, after giving effect to the sale of 7,142,857 shares (maximum offering), 5,357,142 shares (75% of the maximum offering), or 4,285,714 shares (60% of the maximum offering) of common stock offered by this prospectus (after deduction of estimated offering expenses of $100,000), our adjusted NTBV would have been approximately $2,668,122, $2,018,122, or $1,668,122, respectively, or $0.12, $0.10 or $0.08 per share of common stock assuming the maximum offering price, 75% of the maximum offering price and 60% of the maximum offering price, respectively.

Assuming the maximum offering, 75% of the maximum offering, or the 60% of the maximum offering, this offering will result in an immediate increase in our NTBV, of $0.10, $0.08 or $0.06 per share, respectively to existing stockholders and an immediate dilution in NTBV of $0.23, $0.25 or $0.27 per share to new investors purchasing shares of our common stock in this offering.

The following table illustrates the effects of this offering on our NTBV and per share dilution to the new investors:

	At the Maximum Offering	At 75% of the Maximum Offering	At 60% of the Maximum Offering
Effective price per share	$0.35	$0.35	$0.35
NTBV per share before offering	$0.02	$0.02	$0.02
Pro forma NTBV per share after offering	$0.12	$0.10	$0.08
Increase per share attributed to existing shareholders	$0.10	$0.08	$0.06
Dilution per share to new investors	$0.23	$0.25	$0.27
Percentage dilution	66%	72%	76%

The following tables summarize, on a pro forma basis as of March 31, 2007, after giving effect to this offering, the differences between existing holdings of common stock and the new investors with respect to the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing holders and investors in this offering, in each case before deducting estimated offering expenses, and illustrating three scenarios including, the maximum offering is sold, 75% of the maximum offering is sold and 60% of the maximum offering is sold:

	Shares Purchased		Total Consideration		Average Price
Maximum	Number	Percentage	Number	Percentage	per Share
Existing stockholders	15,561,322	68.54%	$1,175,500	31.98%	$0.076
New Investors	7,142,857	31.46%	$2,500,000	68.02%	$0.350
Total	22,704,179	100.00%	$3,675,500	100.00%

	Shares Purchased		Total Consideration		Average Price
At 75%	Number	Percentage	Amount	Percentage	per Share
Existing stockholders	15,561,322	74.46%	$1,175,500	38.53%	$0.076
New Investors	5,357,142	25.54%	$1,875,000	61.47%	$0.350
Total	20,978,464	100.00%	$3,050,500	100.00%

	Shares Purchased		Total Consideration		Average Price
At 60%	Number	Percentage	Amount	Percentage	per Share
Existing stockholders	15,561,322	78.47%	$1,175,500	43.94%	$0.076
New Investors	4,285,714	21.53%	$1,500,000	56.06%	$0.350
Total	19,907,036	100.00%	$2,675,500	100.00%

Determination of Offering Price

Prior to this offering, there has been no public market for our common stock. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The factors considered were:

•	Our relatively short operating history;

•	The proceeds to be raised by this offering;

•	Our cash requirements; and

•	The price that we believe a purchaser is willing to pay for our shares.

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price.

The selling stockholders will sell our shares at $0.35 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2007 on a pro forma, as adjusted, basis to reflect our sale of 7,142,857 shares of common stock in this offering at an assumed public offering price of $0.35 per share and the receipt and application of the proceeds from (a) the sale of all 7,142,857 shares, (b) the sale of 5,357,142 shares at 75% of offering and (c) 4,285,714 shares at 60% of offering, less estimated offering expenses.

You should read this table in conjunction with our financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

	March 31, 2007
	Actual	At Maximum Offering	Pro forma At 75% of the Maximum	At 60% of the Maximum
Cash and cash equivalents	$98,499	$2,498,498.90	$1,873,498.70	$1,498,498.90
Short term debt	$388,579.08	$388,579.08	$388,579.08	$388,579.08
Pro forma stockholders equity:
Pro forma common stock, $.001 par value	$15,561	$22,704	$20,918	$19,847
Pro forma preferred stock, $.001 par value	$0	$0	$0	$0
Pro forma additional paid in capital	$2,289,286	$4,682,143	$4,033,929	$3,685,000
Retained earnings (deficit)	$(2,033,567)	$(2,033,567)	$(2,033,567)	$(2,033,567)
Total pro forma stockholders' equity	$278,480	$2,678,480	$2,028,480	$1,678,480
Total capitalization	$278,480	$2,678,480	$2,028,480	$1,678,480

Selling Stockholders

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities. We are also registering shares of common stock held by Richardson & Patel LLP, our outside counsel, for sale in this offering.

The following table also provides certain information with respect to the selling stockholders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. None of the selling stockholders are or were affiliated with registered broker-dealers. See our discussion entitled "Plan of Distribution" for further information regarding the selling stockholders’ method of distribution of these shares.

Name of Selling Stockholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)
Laken, Alec (2)	250,000	250,000	0	0
Champion Brokerage Co. (3)	100,000	100,000	0	0
Sookor, Basdai (4)	50,000	50,000	0	0
Siegel, Michael (5)	50,000	50,000	0	0
Cassell, Lance S. (6)	100,000	100,000	0	0
Leonidas Group Holdings (7)	250,000	250,000	0	0
Rothberg, Lawrence (8)	750,000	750,000	0	0
Hatch, Ralph G. (9)	300,000	300,000	0	0
Vitel Ventures Group (10)	1,000,000	1,000,000	0	0
Snavely, Robert and Julietta (11)	100,000	100,000	0	0
Empire Equities (12)	500,000	500,000	0	0
Cambridge Funding Group (13)	350,000	350,000	0	0
Kuba, Lance (14)	200,000	200,000	0	0
Kramer, Seth (15)	600,000	600,000	0	0
Eliyahu, Yoram (16)	500,000	500,000	0	0
Kramer, Curt (17)	300,000	300,000	0	0
Sundar, Jason (18)	200,000	200,000	0	0
O'Mahony, Wendy (19)	100,000	100,000	0	0
Panzer, Scott (20)	500,000	500,000	0	0
Areinoff, Sandra P. (21)	50,000	50,000	0	0
Gaines, Ira (22)	150,000	150,000	0	0
Logan, Brian (23)	300,000	300,000	0	0
Wear, Randy (24)	500,000	500,000	0	0
Parnell,Tony (25)	125,000	125,000	0	0
Ezekiel, Alfred (26)	100,000	100,000	0	0
Lahmi, John (27)	50,000	50,000	0	0
Brivis Investments Ltd. (28)	150,000	150,000	0	0
Cole, Brian (29)	200,000	200,000	0	0
Peretz, Yoav and Jacob Alamary (30)	100,000	100,000	0	0
Chan, Danny (31)	200,000	200,000	0	0
RP Capital LLC (32)	515,000	515,000	0	0

Name of Selling Stockholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)
Valley Financial Holdings Corp. (33)	200,000	200,000	0	0
Scharmann, Mark (34)	50,000	50,000	0	0
Richardson & Patel LLP (35)	500,000	500,000	0	0
Abdou, Mark (36)	120,000	120,000	0	0
Adams, Addison (37)	12,000	12,000	0	0
Adams, Ryan	2,500	2,500	0	0
Beron, Phil	30,000	30,000	0	0
Cavalier Jr., Michael J. (38)	80,000	80,000	0	0
Cavalier, Jason (39)	24,000	24,000	0	0
Cohn, Erica (40)	400,000	400,000	0	0
Engelman, Daniel (41)	400,000	400,000	0	0
Feibush, Igal (42)	4,000	4,000	0	0
Fitzpatrick, Sean (43)	8,000	8,000	0	0
Garcia, David & Meyer, Cristina (44)	200,000	200,000	0	0
Goldstein, Ryan (45)	24,000	24,000	0	0
Goldstein, Victoria (46)	24,000	24,000	0	0
Hausman, James (47)	200,000	200,000	0	0
Hogan, Peter (48)	4,000	4,000	0	0
Hong, Ryan (49)	4,000	4,000	0	0
Karayan, Sylvia (50)	2,000	2,000	0	0
Koff, Jeremy	33,333	33,333	0	0
Kramer, Curt	320,000	320,000	0	0
Kulman, Craig	50,625	50,625	0	0
Ladha, Abdul (51)	20,000	20,000	0	0
Leung, Kevin (52)	2,000	2,000	0	0
Lindon, Mark (53)	500,000	500,000	0	0
Marketbyte LLC Defined Benefit & Trust (54)	200,000	200,000	0	0
Nathan, Robert (55)	200,000	200,000	0	0
Nizan Inbar USA LLC (56)	80,000	80,000	0	0

Name of Selling Stockholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)
Panzer, Len	320,000	320,000	0	0
Paskel, Clifford & Marlene (57)	100,000	100,000	0	0
Richardson Sr., Erick (58)	8,000	8,000	0	0
Seuss, Greg (59)	20,000	20,000	0	0
Synthesis Marketing & Communications, Inc. (60)	173,748	173,748	0	0
The Samuel M. Beznos Revocable Trust u/a/d 1/3/95 (61)	200,000	200,000	0	0
Wardi, Albert	35,000	35,000	0	0
Wiegand, Kimberly (62)	8,000	8,000	0	0
TOTAL	13,199,206	13,199,206	0	0

(1)	Assumes that all shares including shares underlying warrants will be resold by the selling stockholders after this offering.

(2)	Includes 125,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(3)
Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Larry Dubb.

(4)	Includes 25,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(5)	Includes 25,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(6)	Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(7)
Includes 125,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Danny Garber.

(8)	Includes 375,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(9)	Includes 150,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(10)
Includes 500,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Mark Tompkins.

(11)	Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(12)
Includes 250,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Tomer Dafna.

(13)
Includes 175,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Seth Kramer.

(14)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(15)	Includes 300,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(16)	Includes 250,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(17)	Includes 150,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(18)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(19)	Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(20)	Includes 250,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(21)	Includes 25,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(22)	Includes 75,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(23)	Includes 150,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(24)	Includes 250,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(25)	Includes 62,500 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(26)	Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(27)	Includes 25,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(28)
Includes 75,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Rima Salam

(29)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(30)	Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(31)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(32)
Includes 257,500 shares of common stock to be issued upon exercise of warrants. 375,000 of these securities were issued in a private placement of our securities that we completed on October 7, 2005, and 140,000 were issued in a private placement of our securities that we completed on December 31, 2006. RP Capital LLC is owned and controlled by Erick Richardson and Nimish Patel, who are partners of our legal counsel, Richardson & Patel LLP. The natural persons with voting and dispositive powers for this stockholder are Mr. Richardson and Mr. Patel.

(33)
Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005. The natural person with voting and dispositive powers for this stockholder is Trecia Martin.

(34)	Includes 25,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on October 7, 2005.

(35)
Richardson & Patel LLP is our legal counsel and has rendered an opinion to us regarding the validity of the shares being offered. Includes 500,000 shares of common stock issued in exchange for legal services having a value of $100,000. The natural persons with voting and dispositive powers for this stockholder are Erick Richardson and Nimish Patel.

(36)
Includes 100,000 shares of common stock to be issued upon exercise of warrants. 20,000 of these securities were issued in a private placement of our securities that we completed on December 31, 2006, and 80,000 of these securities were issued in conjunction with a $20,000 loan made to the Company by Mr. Abdou on June 26, 2007. Mark Abdou is a partner of Richardson & Patel LLP, our legal counsel.

(37)
Includes 6,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. Addison Adams is a partner of Richardson & Patel LLP, our legal counsel.

(38)	Includes 40,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(39)	Includes 12,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(40)	Includes 200,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(41)	Includes 200,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(42)	Includes 2,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(43)	Includes 4,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(44)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(45)	Includes 12,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(46)	Includes 12,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(47)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(48)
Includes 2,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. Peter Hogan is an attorney of Richardson & Patel LLP, our legal counsel.

(49)
Includes 2,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. Ryan Hong is an attorney of Richardson & Patel LLP, our legal counsel.

(50)	Includes 1,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(51)	Includes 10,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(52)
Includes 1,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. Kevin Leung is a partner of Richardson & Patel LLP, our legal counsel.

(53)	Includes 250,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in exchange for legal services having a value of $25,000.

(54)
Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. The natural person with voting and dispositive powers for this stockholder is the trustee, Lawrence Isen.

(55)	Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(56)
Includes 40,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. The natural person with voting and dispositive powers for this stockholder is Efrat Nizan.

(57)	Includes 50,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(58)
Includes 4,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. Erick Richardson, Sr. is the father of Erick Richardson, Jr., the managing partner of Richardson & Patel LLP, our legal counsel.

(59)	Includes 10,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

(60)	The natural person with voting and dispositive powers for this stockholder is Vince Pavelock.

(61)
Includes 100,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006. The natural person with voting and dispositive powers for this stockholder is Samuel M. Beznos.

(62)	Includes 4,000 shares of common stock to be issued upon exercise of warrants. These securities were issued in a private placement of our securities that we completed on December 31, 2006.

Plan of Distribution

This is our initial public offering. We are registering a total of 20,342,063 shares of our common stock. Of this amount, 7,142,857 shares, referred to in this prospectus as the “uKarma Offering”, are being offered by uKarma, and 13,199,206 shares are being offered by the selling stockholders. We will receive the proceeds from the shares offered in the uKarma Offering. We will not receive the proceeds from the sale of the shares by the selling stockholders.

uKarma Offering

We are registering for sale or distribution a maximum of 7,142,857 shares of common stock at the initial offering price of $0.35 per share. There is no minimum number of shares that must be sold in this offering. There will be no escrow account. All money received from this offering will be immediately used by us. The uKarma Offering shall commence upon effectiveness of this registration statement and will end whenever all of the shares have been sold or 12 months after the date of effectiveness, whichever comes first. All sales of the shares will be effected by our officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), who will not receive any special compensation in connection with such sale or distribution.

Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one has made any commitment to purchase any or all of the shares being offered. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot predict how many shares, if any, will successfully be sold.

Bill Glaser, our Chief Executive Officer is responsible for the sale of the securities on behalf of uKarma. Mr. Glaser shall not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Glaser, nor any other of our officers and directors associated with offering and selling the shares are considered associated persons of any broker or dealer.

Our officers meet all of the following conditions:

•
They primarily perform, or intend to primarily perform at the end of the offering, substantial duties for or on behalf of uKarma otherwise than in connection with the sale and distribution of the shares;

•	They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and

•
The officers do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance certain exemptions provided for under Rule 3a4-1(a)(4)(i) and (a)(4)(iii), except that for securities issued pursuant to Rule 415 under the Securities Act 1933, the twelve months shall begin with the last sale of any security included within one Rule 415 registration.

In the past, we have received unsolicited indications of interest in uKarma from persons familiar with us. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or part of this offering. We also may retain licensed broker/dealers to assist us in the offering and selling of shares, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discount and commission we are willing to pay to engage broker/dealers is 10%.

In the event we retain any broker/dealers to assist in the offering and selling of units we will update this prospectus accordingly.

Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

Selling Stockholders Offering

We are registering the shares currently held by our stockholders to permit the stockholders and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder. None of our stockholders are required to sell their shares, nor as of the date of this prospectus, has any stockholder indicated an intention to us to sell his, her or its shares. The selling stockholders will sell their shares of common stock at the offering price of $0.35 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the selling stockholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

The shares being offered by the selling stockholders may be sold from time to time in one or more transactions (which may involve block transactions):

•	on the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading;

•	in privately-negotiated transactions; or

•	any combination of the above.

As of the date of this prospectus, we have no information on the manner or method by which any selling stockholder may intend to sell shares. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling stockholders determine from time to time. The shares may also be sold pursuant to Rule 144. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

None of the selling stockholders are presently "brokers" or "dealers" within the meaning of Sections 2(4) or 2(5), respectively, of the Securities Act.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of uKarma during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.

The total number of shares of common stock we have issued and outstanding prior to the offering of the newly issued shares is 15,561,322 shares.

Legal Proceedings

We are not a party to any material legal proceeding, nor to the knowledge of management, are any legal proceedings threatened against us. From time to time, we may be involved in litigation relating to claims arising out of operations in the normal course of business.

 Directors, Executive Officers, Promoters and Control Persons

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position Held	Initial Election or Appointment Date

Bill Glaser	40	Chairman, Chief Executive Officer and interim Chief Financial Officer	June 2001
Fred Tannous	41	Director	June 2001

Mr. Glaser provides his services as executive officer on a full-time permanent basis.

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board’s discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience

Bill Glaser. Mr. Glaser is currently our Chairman, Chief Executive Officer and acting Chief Financial Officer. Mr. Glaser began to devote his full time to uKarma Corp beginning in July 2005. From December 2000 to July 2005 Bill served as President of Health Sciences Group, Inc., a manufacturer, marketer and distributor of pharmaceuticals and nutrition based products. He worked closely with the CEO of Health Sciences to provide oversight in all aspects of operations ranging from crafting and executing Health Sciences’ overall growth strategy to structuring debt and equity financings and seeking and evaluating qualified acquisition candidates.

Prior to that, Mr. Glaser was founder and Chief Executive Officer of Zenterprise, Inc., a corporate consulting firm, which provided strategy, finance, and marketing services for both public and private companies. Prior, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations. Previously, he was a registered representative at Drexel Burnham Lambert and Smith Barney. Mr. Glaser holds a Bachelor’s degree in finance and economics from the Ithaca College - School of Business.

Fred Tannous. Mr. Tannous is currently our director. He had been the co-Chairman, Chief Executive Officer, and Treasurer of Health Sciences Group from October 2000 to May 2007. Previously, Mr. Tannous was employed at DIRECTV, Inc. where he was involved in various capacities including valuing, structuring, and executing strategic investments. Prior to joining DIRECTV, a wholly owned subsidiary of Hughes Electronics Corporation, Mr. Tannous was with the corporate treasury organization of Hughes where he assisted in conducting valuations and effectuating financing transactions for the company’s satellite and network communication units. From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of Colorado Casino Resorts, Inc., a gaming and lodging concern with operations in Colorado. In addition to overseeing the company’s finance and accounting operations, he was accountable for all corporate finance and treasury activities. Previously, as principal of his own consulting firm, Mr. Tannous consulted to several start-up ventures in various industries where he was instrumental in developing business plans, advising on business strategy and capital structure, and arranging venture financings. Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business. He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

Our board of directors currently consists of two members. Upon completion of this offering, our bylaws will provide that our directors will be elected at each annual meeting of the stockholders. Their term of office will run until the next annual meeting of the stockholders and until their successors have been elected.

No individual on our board of directors possesses all of the attributes of an audit committee financial expert and no one on our board of directors is deemed to be an audit committee financial expert. In forming our board of directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Mr. Glaser, our interim Chief Financial Officer, serves as our financial expert regarding generally accepted accounting principals and general application of such principles in connection with the accounting for estimates and accruals, including an understanding of internal control procedures and policies over financial reporting, and maintains sufficient experience preparing auditing, analyzing or evaluating financial statements in such depth and breadth as may be required of an audit committee financial expert. However, Mr. Glaser is not an elected director of the company. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our board of directors, however, we are not, at this time, able to compensate such a person. Therefore, we may find it difficult to attract such a candidate.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding beneficial ownership of our securities as of June 21, 2007 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, their address is c/o UKarma Corporation, 520 Broadway, Suite 350, Santa Monica, CA 90401. As of June 21, 2007, there were 15,561,322 shares of common stock.

Common Stock

Name of Director, Officer and Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Shares of Common Stock(2)

Named Executive Officers and Directors:
Bill Glaser	9,594,116	(3)(4)*	45.4%
Fred Tannous	4,000,000	(4)*	25.7%

All Officers and Directors as a Group (2 persons)	13,594,116		64.3%

* More than one beneficial owner is listed for the same securities. See footnotes 3 and 4 below for a more detailed discussion.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible securities exercisable or convertible within 60 days of June 21, 2007, are deemed outstanding for computing the percentage of the person or entity holding such warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

(2)	We have based our calculation of the percentage of beneficial ownership upon 15,561,322 shares of common stock outstanding as of June 21, 2007, unless otherwise indicated.

(3)
Includes shares underlying an option to purchase up to 5,000,000 shares of common stock at $0.20 per share, 2,000,000 shares of which are exercisable within 60 days of June 21, 2007. Also includes shares underlying 3 warrants to purchase 200,000, 250,000, and 125,000 shares of common stock, respectively, (an aggregate of 575,000 shares of common stock) at $0.25 per share, each of which became immediately exercisable upon the issuance of the warrants, expiring on January 26, 2012, March 13, 2012, and March 29, 2012, respectively.

(4)
Mr. Glaser holds an option to acquire up to 3,000,000 shares of common stock held currently by Mr. Tannous at the purchase price of $0.20 per share, all 3,000,000 of which became exercisable upon the date of the option agreement. Mr. Glaser disclaims beneficial ownership of these shares.

Change of Control

Mr. Glaser holds an option to acquire up to 3,000,000 shares of common stock held currently by Mr. Tannous at the purchase price of $0.20 per share. To the knowledge of management, there are no other arrangements or pledges of securities of the Company that may result in a change in control of the Company.

Description of Securities

General

We are authorized to issue 120,000,000 shares of stock, including 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

The securities being offered by the selling stockholders are shares of our common stock. Prior to this offering there has been no public or private trading market for our common stock.

As of June 21, 2007, there were issued and outstanding, 15,561,322 shares of common stock that were held of record by approximately 71 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

Please review our articles of incorporation, as amended, and bylaws, copies of which have been filed with the SEC, as well as the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our shares.

The holders of common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In this event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors. Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock then outstanding, all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

Preferred Stock

As of June 21, 2007, we have no shares of preferred stock outstanding. Upon the effectiveness of the registration statement that contains this prospectus, pursuant to our articles of incorporation, as amended, our board of directors will have the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock. Our board will also have the authority, without the approval of the stockholders, to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Preferred stock could thus be issued with terms that could delay or prevent a change in control of uKarma or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We have no plans at this time to issue any preferred stock.

Warrants

As of June 21, 2007, there were outstanding warrants to purchase 5,907,000 shares of our common stock at an exercise price of $1.00 per share. The warrants are immediately exercisable. The warrants expire five years after they were first issued.

If the common stock is publicly-traded on a national stock exchange, AMEX, NASDAQ or over-the-counter (OTC) and the closing price for the Company’s common stock for 5 consecutive trading days is equal to or higher than $1.50, then and in such event the Holder shall be obligated to immediately exercise the Warrant in full. The Holder’s obligation to effect this mandatory exercise shall not be affected or lessened in any way in the event that the closing price for the Registrant’s common stock falls below $1.50 after the occurrence of the mandatory exercise conditions.

The exercise price and the number of shares issuable upon exercise of the warrants will be adjusted upon the occurrence of certain events, including reclassifications, reorganizations or combinations of the common stock.

At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

On March 1, 2006, an additional warrant to purchase 250,000 shares of our common stock at an exercise price of $1.00 was granted to Mark Lindon, legal counsel for the Company on intellectual property and other legal matters not handled by Richardson & Patel, LLP, legal counsel for the Company on general corporate and securities matters. This warrant was immediately exercisable and expires five years after the issue date.

In addition, we have issued three warrants to purchase 200,000, 250,000, and 125,000 shares of our common stock at an exercise price of $0.25 per share to Mr. Bill Glaser on January 26, 2007, March 13, 2007, and March 29, 2007, respectively. Each of these warrants are immediately exercisable and were issued in conjunction with three separate loans Mr. Glaser made to the Company. Each of these warrants expire five years after they were issued.

On June 26, 2007, we issued a warrant to purchase 80,000 shares of our common stock at an exercise price of $0.25 per share to Mark Abdou. This warrant will become exercisable on June 26, 2008 and was issued in conjunction with a $20,000 loan made by Mr. Abdou to the Company. This warrant expires five years after the issue date.

Interest of Named Experts and Counsel

The financial statements included in this prospectus have been audited by Spector & Wong LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Richardson & Patel LLP. Richardson & Patel LLP owns 500,000 shares of our common stock, all of which are being registered for sale under this prospectus. In addition, certain principals and employees of Richardson & Patel LLP own an aggregate of 32,000 shares and warrants to purchase an aggregate of 112,000 shares of our common stock, all of which are being registered for sale under this prospectus; and RP Capital LLC, an entity controlled by certain principals of Richardson & Patel LLP, owns 257,500 shares and warrants to purchase 257,500 shares of our common stock, all of which are being registered for sale under this prospectus.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have adopted provisions in our articles of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors’ and officers’ liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Description of Business

General

uKarma is a development stage company that plans to develop and offer products designed to appeal to customers who value healthy lifestyles and personal development. These customers are increasingly seeking ways to regain control of their health by reducing stress, losing weight, improving diet, enhancing their relationships, and becoming more fit in mind, body and spirit (“MBS”). The initial focus of our business is to develop and commercialize instructional and motivational yoga and fitness DVDs and other wellness videos. Ultimately, we plan to build a mainstream brand and lifestyle resource that provides health-conscious consumers with enabling products solutions including all aspects of multimedia, as well as, proprietary nutraceuticals and other complementary products.

History and Development of the Company

We were incorporated on June 26, 2001 as a Nevada corporation, and changed our name from Om Capital Corporation to uKarma Corporation on April 20, 2004. Since we changed our name, our primary business focus has been to become a brand name provider of personal health and wellness oriented products targeting consumers. The initial focus of the business is to develop and commercialize instructional and motivational fitness and wellness videos. Ultimately, we plan to build a mainstream brand and lifestyle resource that provides health-conscious consumers with appealing products and services.

Industry Overview

In today’s fast-paced, high stress society, consumers are seeking ways to regain control of their health by lowering stress, losing weight, improving diet, and becoming more fit in body, mind and spirit. This healthy lifestyles and personal development industry has exploded in popularity in the last few years and what was once a fringe industry has become a multi-billion dollar industry representing products in many industries. According to LOHAS (Lifestyles of Health and Sustainability -www.lohas.com/about.htm), the healthy lifestyle sector of the marketplace includes natural organics; nutritional products; food and beverage; dietary supplements; and personal care products. LOHAS (www.lohas.com/about.htm) defines the personal development segment of the marketplace to include mind, body, and spirit products such as CDs, books, tapes, seminars, and yoga, fitness, weight loss, and spiritual products and services.

•
Americans now spend up to $27 billion annually on yoga products (as reported by NAMASTA, the North American Studio Alliance, http://www.namasta.com/, http://www.bikramyoga.com/News/TheColoradoan071005.htm), with the average yoga consumer spending an estimated $1,500 per year (http://www.yogajournal.com/views/769.cfm).

•
Total U.S. sales for nutraceutical or dietary supplement products alone were estimated to be $77 billion in 2002 (http://www.mindbranch.com/listing/product/R151-121.html). The term nutraceutical was coined in 1989 by the Foundation for Innovation in Medicine and is defined as any ingestible substance that may be considered a food or part of a food that provides health benefits.

We believe that with the mainstreaming of yoga, this form of mind, body, and spirit exercise represents an ideal launching pad for the company. With yoga’s multiple mind, body and spirit benefits, uKarma believes that its target consumers will be easily crossed-over into other complementary products outside of its yoga/fitness DVDs.

The instructional fitness DVD industry is highly competitive. According to Nielsen media research, DVD fitness titles sales rated by Nielsen VideoScan reported in March 2004 that DVDs represented 51% of the sales for the top 30 fitness titles.

The U.S. fitness industry is fueled by fads that have enormous economic impact. Over the past few years, the most popular fitness DVD titles have related to pilates and yoga. USA Today reported that, according to Video Store Magazine Market Research, of the top 10 selling DVD fitness titles of 2003, No. 1 in the top ten is Leslie Sansone: Walk Away the Pounds: (168,000 Units) followed by #2 The Method Pilates Target Specific: (150,000 Units); #3 The Method Pilates: (120,000 Units); #4 Pilates Conditioning for Weight Loss: (117,000 Units); #5 Pilates for Dummies: (168,000 Units); #6 Crunch: Pick Your Spot Pilates: (105,000 Units); #7 Darrin's Dance Grooves: (91,000 Units); #8 Cheer: (80,000 Units); #9 The Firm: Total Body Super Cardio Mix: (73,000 Units); #10 Yoga Conditioning for Weight Loss: (72,000 Units).

Our Business

We intend to become a provider of healthy lifestyle products by providing goods and services to consumers who are increasingly seeking ways to regain control of their health by reducing stress, losing weight, improving diet, enhancing their relationships, and becoming more fit in body, mind and spirit. The initial focus of the business is to develop and commercialize instructional and motivational fitness and wellness videos.

Since April, 2004, we have developed our business plan and identified and developed ideas for products and services that would appeal to the “wellness” oriented consumer. In March 2006, we decided to pursue the production, distribution and marketing of yoga/fitness instructional DVDs. We believe a mass-marketed yoga/fitness DVD series represents an untapped opportunity due to: (1) limited use of infomercials for the yoga segment; (2) inferior production quality of many prior fitness DVDs; (3) lack of world-class charismatic teachers with trained acting experience; and (4) inability of prior yoga DVDs to communicate clinically demonstrated benefits of yoga.

To launch our brand, we are seeking to market a yoga/fitness DVD series and realize the success seen by DVDs such as WINSOR PILATES® or Billy Blanks TAE BO®. We intend to generate revenues through the sale of such fitness DVDs initially, and then commence sales of our proprietary and patent pending yoga mats and other complementary products. As of March 2006, and after gathering information on holistic health, exercise, nutrition, exercise video, yoga and fitness industries and having reviewed fitness videos and DVDs produced by our competitors, we identified the areas in which we intend to begin production of DVDs, which are yoga and fitness. From March 2006 to July 2006, we planned the format for our first DVDs, including the length and descriptions of various segments. During this time we also reviewed resumes of potential fitness instructors to write or star in our planned DVDs as well as reviewing resumes of potential service providers, such as directors, musicians, and production personnel. We hired such personnel by July 2006 and shot seven separate yoga and fitness workout DVDs in Hollywood, California during July 2006. In November 2006, we engaged Caudill and Associates, Inc. to produce a 30-minute infomercial, as well as one 60-second and one 120-second television spot, to market our DVDs. The first version of the informercial was completed in May 2007.

We will launch our brand by producing and marketing a series of yoga/fitness instructional videos through direct response channels (i.e., infomercials) and subsequently though mass market retail. Our initial DVDs are expected to appeal to fitness conscious audiences, of which 16.5 million individuals practice yoga, according to Yoga Journal, and spend an estimated $27 billion annually on yoga products (as reported by NAMASTA, the North American Studio Alliance, http://www.namasta.com/, http://www.bikramyoga.com/News/TheColoradoan071005.htm), and a significant portion of the 108 million Americans who are overweight and obese and seeking a healthier, more balanced lifestyle.

The brand of our DVD series is called Xflowsion for which a trademark was filed on November 16, 2006. Our host for the Xflowsion DVD series is Eric Paskel, an expert yoga/fitness instructor and former actor,. We executed an agreement with Mr. Paskel for a three-year exclusive term. Pursuant to the terms of the agreement Paskel is to: (1) provide consulting and advisory services; (2) appear in the Company’s yoga, health and/or wellness DVDs, video, television/cable, multimedia (including without limitation streaming video, podcasting, etc.) and/or other audio/visual yoga projects (collectively, “Projects”); (3) assist in the scriptwriting for the Projects (e.g., classes, interviews and introductions); (4) participate in the Projects’ rehearsals, shooting/filming and post-production thereof (e.g., editing, voiceovers, re-shooting, etc); and (5) assist in the promotion and marketing of the Projects as reasonably requested by the Company (including, without limitation, appearing in a long-form infomercial (30 minutes), a 2-minute and/or 30-second television spot, print advertisements and other forms of marketing. We hope to create brand recognition for Mr. Paskel similar to the celebrity recognition for other fitness such as Billy Blanks, known for the “TAE BO” videos.

Our Xflowsion videos are expected to be sold initially via a 30-minute infomercial that will feature many supporting testimonials. We anticipate that infomercial sales will be used to generate working capital and build a community of loyal customers. Thereafter, we intend to expand our offerings into complementary proprietary branded products primarily within the fitness/wellness markets, including: our patent-pending yoga mats, other multimedia products (such as pod casting, web broadcasts, and TV production), and clinically tested nutraceuticals.

Distribution, Sales and Marketing

As we build our customer base through the initial infomercials, we expect to increase brand equity and growth through additional complementary product offerings, such as our patent-pending yoga mats and later, nutraceuticals. While infomercials will be the initial focus for our channel distribution strategy, we expect to early on sell our products through additional channels, including retail. We initially offered our Xflowsion DVD series for sale in May 2007 for $39.95 plus $9.95 shipping and handling. This pricing was made available to those who had previously registered on www.xflowsion.com. The pricing for the Xflowsion DVD series was offered for 3 payments of $19.95 or $59.85 plus $12.95 shipping and handling when our infomercial ran in May 2007. When we re-air our infomercial, we will also test different pricings to determine the most effective pricing. Up-selling, or the attempt to sell additional products and services at the point-of-purchase, is anticipated to be used extensively in both infomercial and web-based sales. Essential to our brand extension strategy will be to maintain the focus and integrity of the brand as we expand beyond our initial product entry.

Specifically, we expect to pursue the following brand and channel strategies:

DVD Continuity Programs

We plan to offer to our customers who purchase the initial Xflowsion DVD series (in response to the infomercial either via the call center or website) the opportunity to participate in an exclusive continuity program whereby the customer will receive one new DVD every 1-2 months. We priced the Xflowsion continuity program at $19.95 plus $5.95 shipping and handling for each DVD. As a general guide, infomercial campaigns can expect 30-40% of consumers to enroll in a continuity program, with memberships averaging 3-6 months. We anticipate producing multiple DVDs for its continuity program every quarter. Since we shot and edited a total of 7 Xflowsion DVDs already, and are selling 4 workout DVDs in our current Xflowsion DVD series, we currently have 3 Xflowsion DVDs available for our continuity program.

Web-based Sales

We believe that our websites, www.xflowsion.com and www.uKarma.com, will be an integral component of our direct response television marketing (DRTV) campaigns. Between 15-50% of DRTV purchases are now occurring on the web due to the high percentage of people who surf the Internet and watch TV concurrently. Approximately 50% of U.S. homes now have a high-speed broadband connection, enabling prospective customers to easily view short clips of the infomercial or selected video and lead them to a purchase decision. The website may also serve as a tool to further educate the consumer about our products and its benefits. Current traffic to www.xflowsion.com has been generated as a result of receiving press coverage (www.xflowsion.com/press.html). We expect to drive additional traffic via the airings of our infomercial, additional press coverage, and via online viral marketing.

Paid Subscription Services

Once we reach a critical mass of customers (approximately 50,000 unique individuals) through our infomercial and begin to drive customers to our website through other marketing activities, we expect to offer an online subscription service to paying members. The service may offer customers updated content on health tips, yoga poses, healthy recipes, bulletins, live chats with instructors, etc. We anticipate this program will begin sometime in early 2008 and be priced at $9.95 per month.

Viral Marketing

In order to grow our database, we expect to use viral marketing (marketing techniques that use pre-existing social networks to produce increases in brand awareness, through self-replicating viral processes), such as offering daily inspirational messages to our prospective customers who select this available service. These opted-in services are effective tools from which to then offer products and services, and also advertise third-party paid sponsors. Alternatively, for an annual membership fee, those who sign up for the service receive sponsor-free word-a-day emails. We plan to offer such daily email services in early 2008. We also plan to engage a firm specializing in online word of mouth marketing to promote the Xflowsion DVD product online. We will engage a firm that is a member of WOMMA (word of mouth marketing association - www.womma.org). Such firms typically charge between $5,000 - $40,000 per month to publicize products in online blogs and chat rooms. We expect to engage such a firm in the fourth quarter of 2007 on a trial-basis (one month agreement) for between $10,000 to $20.000 per month.

Affiliate Programs

The uKarma Affiliate Partner Program is intended to allow our partners to earn a commission by promoting uKarma products and/or brand links (text, images, banners, products) on Affiliate websites. We are expected to provide affiliates with a range of banners, coupons, product links for each product. Using web-based technology, we will be able to track visitors from each Affiliate site. Affiliate sites could include online yoga and fitness journals (i.e., www.yogajournal.com), as well as sites dedicated to selling products from infomercials (i.e., www.asseenontv.com). We have been in dialog with Linkshare (www.linkshare.com) to set up and market Xflowsion to their affiliate network. Linkshare will charge between $1,000 to $6,000 per month depending on how comprehensive their service is. We plan to engage Linkshare sometime in the third or fourth quarters of 2007.

Retail Sales

Our DRTV campaign will be designed to be integrated with a retail strategy such that the infomercial helps drive retail sales and build awareness for our product among consumers. We are expected to take our DRTV DVD products to retail 3-6 months after the commencement of the TV campaign or when TV sales begin to drop off. In general, retail sales for a DRTV product can ultimately amount to 5-10 times television sales . uKarma plans to sell to retailers that match its demographics, such as Whole Foods, Wild Oats, Borders, Bed Bath  and Beyond, and yoga studios. Instead of building an internal sales force for retail sales, we will likely engage a distributor that specializes in fitness oriented DVDs. We expect to sell the Xflowsion DVD products in retail by mid-2008.

Product Development

Relationship-oriented DVDs

We plan to offer complementary products within our target categories after we have enough customers (approximately 10,000 customers) to warrant such product extensions. We expect to develop additional bundles of DVDs within the fitness and personal development segments. The timing of this will depend on the timing of our market penetration with Xflowsion; we anticipate, however, creating other DVDs related to relationships sometime in mid-2008. We plan to produce and market a series of DVDs on developing and maintaining healthy relationships. As a result of Eric Paskel’s educational and clinical expertise in this area including an advanced degree in clinical psychology and background in family therapy, he is extremely well suited to cross-over effectively from his yoga/fitness DVDs to this arena. Each relationship DVD will likely have a retail price of $19.95.

Yoga Mats

One product that we plan to launch is our series of yoga mats based on our patent-pending designs. These mats are currently in development and targeting a market release in 2008. Unlike yoga mats available today, we expect to offer a series of mats with features not currently offered with yoga mats currently being sold in the marketplace. We are currently in dialogue with manufacturers to develop prototypes of our proprietary yoga mats and expect to have our first prototype developed in the fourth quarter of 2007 for market introduction by mid-2008.

Additional Multimedia Offerings

After we have built a strong customer base and establish Eric Paskel as a branded yoga/fitness instructor, we plan to extend our media offerings into pod casting, web broadcasting, and TV production. For TV productions, we will consider developing and producing original content of shows that are uplifting and inspirational, as well as fitness/workout formats, and reality shows focusing on the behind the life of a yogi or guru. These offerings will likely be pursued by the third quarter of 2008.

Acquisition/Rebrandings

We will seek out products and services that are consistent with our vision and business objectives for possible acquisition and re-branding through repackaging. This strategy may enable us to get to market more quickly with several product offerings, particularly complementary accessories and nutraceuticals. Moreover, we plan to identify and possibly acquire synergistic companies that have innovative complementary products, strong management, and solid distribution channels that will forward our growth.

Competition

We believe that the “mind, body and spirit” market is comprised of very few large competitors and also comprised of small, local and regional businesses. Some of our competitors have greater financial and marketing resources and greater brand recognition. Some smaller competitors may be able to more effectively personalize their relationships with customers, thereby gaining a competitive advantage. The largest and most similar competitor within this market is Gaiam, Inc. (NASDAQ: GAIA). Gaiam is a lifestyle media company that creates media, information and products for individuals who seek to live healthier, more rewarding and sustainable lifestyles.

There are numerous small, privately held companies in the lifestyle media space that offer yoga, spiritual, and personal development DVDs, among others. These companies include: Acorn Media Group (owned by Acacia), Sounds True, Revolution, and Fitness Organica. These companies offer mind, body and spirit products while being committed to being socially and environmentally responsible as corporate citizens.

Our fitness DVD sales business will face competition from the many companies that already sell fitness DVDs via infomercials, in chain stores, through smaller retailers and on their own Internet sites or shopping websites such as ebay.com and Yahoo! Shopping. Many of our competitors who produce fitness DVDs will have greater financial and other resources than we do and will be able to promote their products to a greater extent than we will and perhaps have celebrity endorsements or participation that will enable them to attract more buyers. In addition, competing production companies may be able to obtain more or better DVD content and have better promotional campaigns. Also, the extent to which consumers choose to exercise in fitness centers or in other manners without the aid of DVDs may reduce our sales, reduce our gross margins, increase our operating expenses and decrease our profit margins.

Although we are entering a market that already contains many experienced companies with greater resources, we believe that we may still be able to compete in the market. We believe that there is room in the marketplace for original fitness DVDs that offer new information and types of exercise that are specifically targeted to groups of people or to people with specific interests. This belief is based on informal research that our management has done on the types of fitness DVDs available for purchase on the Internet and in other locations, compared to discussions with approximately 30 people from various backgrounds and of different demographics regarding the types of fitness DVDs that might appeal to them. We plan to produce and sell fitness DVDs to those mass market and niche markets.

Sources and Availability of Raw Materials

As of the date of this prospectus, we have no need for raw materials or suppliers. When we develop our yoga mats we may need raw material suppliers such as an injection molding company contract manufacturer. Our DVDs and CDs that are part of our Xflowsion product offering are replicated by a DVD/CD replication company. We engaged a company to produce an initial order of 10,000 DVD sets and CDs and received such shipment at a fulfillment company that we also engaged to send our product to our customers. Additionally, we engaged a printing company to print the 2 guidebooks and introductory letters that are included in the Xflowsion product. We paid for 10,000 of each printed material which were also sent to our fulfillment company.

Customer Base

As of the date of this prospectus, we recently began to market and sell our Xflowsion DVD product. As such, our customer base is limited in size to less than 2,000 individuals. If we are able to establish a more substantial customer base in the future, we may become dependent on a few major customers or distributors.

Intellectual Property

We have applied for copyright protection for our seven Xflowsion DVDs. We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees and limits distribution of proprietary information. However, we cannot assure you that the steps taken by us in this regard will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. We are subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require it to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property, which is the subject of the asserted infringement.

We have filed for patent protection for our proprietary yoga mats. Unlike yoga mats available today, we expect to offer a series of mats with unique and proprietary features not currently offered with yoga mats currently being sold in the marketplace.

We have completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including “uKarma.” We have also filed for trademarks for “Xflowision.” In addition, we have filed for Slogan Mark protection for “The most fun you’ll ever have working out”, “The most fun I’ve ever had working out”, “Mind Blowing fitness for every body”, “Mind Blowing workouts for every body”, “Triple Training”, “Look Great Outside, Feel Great Inside”, and “Ultimate Cross Training for mind body and spirit”. We have also filed trademarks for our DVD titles including “Calm Down Dog,” “The Lean,” “Amazing Abs,” “Body Blast,” and “Kick Butt Yoga.” Our inability or failure to establish rights to these terms or protect our rights may have a material adverse effect on our business, results of operations and financial condition. We also own the copyright in the websites www.ukarma.com and www.xflowsion.com.

Legislation and Government Regulation

Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Because we intend to sell our DVDs through the Internet as one of its methods of distribution, we will be subject to rules and regulations around the world which effect the business of the Internet.

Environmental Law Compliance

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

Employees

We have no full-time employees, other than our Chief Executive Officer, Bill Glaser. We have hired several consultants to assist with development and marketing of our yoga & fitness related DVDs.

Management's Discussion and Analysis

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are an early stage company that develops and markets proprietary branded personal health and wellness products, including yoga and fitness DVDs, nutraceuticals, and other products targeting the MBS (Mind/Body/Spirit) consumer. We have generated no revenues since inception through the first quarter of 2007. We began to generate revenue during the second quarter of 2007. We incurred net losses of approximately $33,535 in 2004, $122,488 in 2005, and $1,397,922 in 2006. As of March 31, 2007, we had an accumulated deficit of $2,033,567. As a company in the early stage of development, our limited history of operations makes prediction of future operating results difficult. We believe that period to period comparisons of our operating results should not be relied on as predictive of our future results.

Since April, 2004, we have dedicated our resources to developing our business plan and producing items that will appeal to the “wellness” conscious consumer, such as yoga and fitness DVDs.  In May 2007, we began to market and sell our initial Xflowsion products. We believe that our success depends upon our ability to successful produce, market and distribute such products.

Plan of Operation

We intend to use our current working capital to pay our consultants and other third parties to market our Xflowsion DVDs. To satisfy current working capital needs, our CEO Bill Glaser has loaned funds to the Company. Until we can raise capital via the sale of our common stock, there is no guarantee that we’ll be able to meet current working capital needs if we do not receive additional loans from either our CEO or other individuals.

Our future cash requirements and the adequacy of available funds will depend on many factors, including the pace at which we are able to market, and distribute our Xflowsion DVDs, whether or not a market develops for our products and, if a market develops, the pace at which we are able to sell our products. It will also depend on our ability to raise capital through debt or equity financings.

Our ultimate existence is dependent upon management's ability to develop profitable operations. We are in the process of marketing our first DVD series. We have negotiated an infomercial production arrangement with Caudill and Associates to produce a 30 minute infomercial along with a 60 second and 120 second TV commercials. The first version of such infomercial was completed in May 2007. We aired the infomercial for one week during May 2007 on TV stations throughout the United States. We plan to re-air the infomercial after various edits are made. Such edits will be completed by Caudill after we pay an outstanding balance of $75,017.50 which is currently due to Caudill. We plan to test-market the infomercial during the 2-3 months following Caudill’s editing. During the test-marketing of the infomercial, we will test different pricing (the May airing of our infomercial had a pricing for the Xflowsion DVD series of three payments of $19.95 or $59.85 plus $12.95 shipping and handling), as well as continue to edit the infomercial in an effort to elicit the greatest response We also engaged Synthesis Marketing to develop logo and brand identities for uKarma and Xflowsion, develop websites for uKarma and Xflowsion, author our Xflowsion DVD series, and design packaging for our Xflowsion DVDs. All of these activities by Synthesis, with the exception of completing the uKarma website, were completed in June 2007. The uKarma website is expected to be completed and operational during July 2007.

During the next 12 months, we intend to raise capital through an offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

We intend to spend approximately $500,000 over the course of the next year, mainly in the areas of media air time costs, administration, legal, accounting and marketing. However, if we are successful in raising more than $500,000 pursuant to this public offering or by financing the cost of media buying expenses, we intend to increase our spending in the areas of production and marketing, and introduce other multimedia products.

Known Material Trends and Uncertainties

We intend to enter into agreement with fitness and wellness instructors to perform on screen for DVDs we intend to produce. In some instances, we may be required to offer these fitness instructors a royalty percentage of future sales. Because we are trying to keep our production and marketing costs at a minimum, we may offer royalty percentages of sales to such instructors as well as to other service providers such as telemarketing, fulfillment, and infomercial production. We anticipate that we may owe as much as 10% or more of our gross revenues in royalties to performers, of our DVDs and other service providers involved in marketing our products.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Presentation of Interim Information

The financial statements as of March 31, 2007 and for the three months ended March 31, 2007, and 2006 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto for fiscal year ended December 31, 2006 included herein.

The balance sheet as of December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of March 31, 2007 and for the three months ended March 31, 2007, and 2006 have been made. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share

Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented. Potential shares consist of restricted common stock, stock warrants, and stock options.

Stock Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), “Shares-Based Payment” (SFAS 123R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 based of the grant date fair value calculated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 20005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). As a result of adopting SFAS 123(R) on January 1, 2006, the Company reorganized pre-tax compensation expense related to stock options of $47,514 and $45,454 for three months ended March 31, 2007 and 2006, respectively.

New Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB’) issued Financial Accounting Standards (“FAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS No.159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements. FAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. FAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The stated purpose of SAB 108 is to provide consistency between how registrants quantify financial statement misstatements.

Prior to the issuance of SAB 108, there have been two widely-used methods, known as the "roll-over" and "iron curtain" methods, of quantifying the effects of financial statement misstatements. The roll-over method quantifies the amount by which the current year income statement is misstated while the iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. Neither of these methods considers the impact of misstatements on the financial statements as a whole.

SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the Company's financial statements and the related financial statement disclosures. This approach is referred to as the "dual approach" as it requires quantification of errors under both the roll-over and iron curtain methods.

SAB 108 allows registrants to initially apply the dual approach by either retroactively adjusting prior financial statements as if the dual approach had always been used, or by recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

The Company will initially apply SAB 108 using the cumulative effect transition method in connection with the preparation of the annual financial statements for the year ending December 31, 2006. The Company does not believe the adoption of SAB 108 will have a significant effect on its financial statements.

Results of Operation

Comparison of Three Months Ended March 31, 2007 and March 31, 2006.

The following table sets forth the results of our operations for the periods indicated:

	Three months ended March 31,
	2007	2006
	Unaudited	Unaudited
Income	$-	$-

Operating Expenses	466,944	265,842

Operating Loss	466,944	265,842

Interest Income	-	1,405

Interest Expense	3,350	-

Net Loss Before Income Tax	470,294	264,437

Provision for Income Taxes	800	-

Net Loss	471,094	264,437

Income. We did not generate any revenues in the first quarter of 2007 and since incorporation on June 26, 2001. We intended to have our first DVD series completed and ready for distribution by the beginning of 2007. Our Xflowsion DVD series was in fact completed and fully edited in April 2007, and we began selling the DVDs on our website, www.xflowsion.com in May 2007. We also began test-airing our infomercial during May 2007. We intend to test various pricing models and continually edit the infomercial over the next several months in an effort to elicit the greatest consumer response. We anticipate a full rollout of our infomercial sometime in the fall. We also anticipate entering into a distribution agreement to also sell our DVDs via retail stores sometime during 2007.

Operating Expenses. For the three months ended March 31, 2007, operating expenses increased approximately 75.6% from $265,842 to $466,944 relative to the three months ended March 31, 2006. This was due primarily to the increase in production costs related to completing our DVD series and costs associated to producing our infomercial.

Operating Loss. For the three months ended March 31, 2007, operating loss increased approximately 75.6% from $265,842 to $466,944 relative to the three months ended March 31, 2006.

Net Loss. Net Loss increased approximately 78.1% from $264,437 for the three months ended March 31, 2006 to $471,094 for the three months ended March 31, 2007.

Comparison of Fiscal Years Ended December 31, 2006 and December 31, 2005.

Income. We did not generate any revenues in 2006 or 2005 since incorporation on June 26, 2001.

Operating Expenses. Operating expenses were 1,408,384 in 2006, an increase of approximately 982% from $130,124 in 2005. This was due to the filming, production, and editing of our DVDs, production of our infomercial, public relations expenses, associated legal and accounting, and general and administrative costs related to producing and marketing our DVD series.

Operating Loss. Operating losses were 1,408,384 in 2006, an increase of approximately 982% from $130,124 in 2005. This loss was due to the aforementioned increase in operating expenses while not generating income during 2006.

Interest Income. Interest income was 12,526 in 2006, an increase of approximately 61.3% from $7,764 in 2005.

Interest Expense. Interest expense was $1,264 in 2006, an increase of approximately 888% from $128 in 2005.

Net Loss. Net loss was $1,397,922 in 2006, an increase of approximately 1041% from $122,488 in 2005.

Liquidity and Capital Resources

As of March 31, 2007, we had working capital of $0. To satisfy current working capital needs, our CEO Bill Glaser loaned funds to the Company. Until we raise sufficient capital via the sale of our common stock, there is no guarantee that we will be able to meet current working capital needs if we do not receive additional loans from either our CEO or other individuals. We have fully incurred the production cost of our Xflowsion DVD series have incurred approximately half of the production costs of our infomercial, and plan to make financial investments in marketing for the next six months. We expect to incur substantial losses over the next two years.

We estimate that our expenses over the next 12 months beginning on January 1, 2007 will be approximately $685,000 as follows:

•	$60,000 in auditor and legal fees;

•	$75,000 for the production costs of three DVDs for use in continuity plans;

•	$150,000 for the production of our infomercial and short-form TV commercials;

•	$100,000 initial media buying expenses; and

•	$300,000 general and administrative costs.

As of March 31, 2007, we had cash equivalents of $98,499 which will meet our capital requirements for the next 3 months. We believe that we need approximately an additional $587,000 to meet our capital requirements over the next 12 months. Our intention is to obtain this money through this registration offering and/or other debt/equity financings. As of the date of this prospectus, we have fully paid for our initial product inventory for 10,000 Xflowsion DVD units as well as all branding, web development, DVD production, editing and DVD authoring costs.

We plan to engage outside contractors and consultants who are willing to be paid in stock rather than cash or a combination of stock and cash. Expenses incurred which cannot be paid in stock, such as auditors' fees, will be paid through cash. There are no assurances that we will be able to meet our capital requirements or that our capital requirements will not increase. If we are unable to raise necessary capital to meet our capital requirements, we may not be able to successfully market and sell our Xflowsion DVDs.

Our independent certified public accountants have stated in their report dated June 14, 2007 included herein that we have incurred operating losses from our inception and that we are dependent upon our ability to meet our future financing requirements and the success of future operations. These factors raise substantial doubts about our ability to continue as a going concern.

We will pay all of the costs for registering the common shares offered for sale under this prospectus, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders. The payment of our costs will not have a material effect on our liquidity.

Contractual Obligations

The following table outlines payments due under our significant contractual obligations over the next five years as of March 31, 2007 and does not reflect the changes in our obligations that occurred after that date.

	Payment Due by Period as of March 31, 2007
	Total		Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Short Term Debt	368,579.08	(1)	$368,579.08
Long Term Debt				—	—	—
Operating Leases				—	—	—
Total Contractual Cash Obligations	$150,000.00	(2)	$150,000.00	—	—	—

(1)	Represents loans payable to our CEO Bill Glaser.

(2)
Due for infomercial production. Does not include royalty payments due to Eric Paskel based on sales of Xflowsion DVD series. The Company shall pay to Eric Paskel a royalty of 8% on the first $300,000 and 10% above $300,000 on all gross revenue, net of returns, refunds, chargebacks, taxes, and shipping and handling charges. As of December 31, 2006, the Company has advanced $30,000 to the consultant, which will be charged against future royalty obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions.

Description of Property

Our corporate office is located in approximately 400 square feet of leased office space in Santa Monica, CA. We lease this office space at a monthly base rent of $2,146.50 from Premier Business Centers and includes telephone service, conference room access, and reception services. This lease is on a month to month term and has a 30 day cancellation provision. We expect that this property will be adequate for our needs for the lease term. We do not have any policies with respect to investments in real estate or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

On November 10, 2006, Mr. Glaser loaned the Company $100,000 and was issued a six-month promissory note for the principal together with accrued interest at the rate of 7% per year (the “November Glaser Note”). The November Glaser Note became due on May 10, 2007 and is currently due upon demand by Mr. Glaser. On January 26, 2007, Mr. Glaser loaned the Company an additional $100,000 in exchange for a six-month promissory note with accrued interest at the rate of 7% per year and a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.25 per share. On March 13, 2007, Mr. Glaser loaned the Company an additional $100,000 in exchange for a six-month promissory note with accrued interest at the rate of 7% per year and a warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.25 per share. On March 29, 2007, Mr. Glaser loaned the Company an additional $68,579.08 in exchange for a promissory note due upon demand with accrued interest at the rate of 7% per year and a warrant to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.25 per share. On April 30, 2007, Mr. Glaser loaned the Company an additional $20,000 in exchange for a promissory note due upon demand with accrued interest at the rate of 7% per year.

There have been no other transactions or series of transactions since inception between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $60,000 other than compensation arrangements that are otherwise required to be described under "Executive Compensation."

Market for Common Equity and Related Stockholder Matters

At this time, our common shares are not traded on any public markets. We currently have 15,561,322 shares of common stock issued and outstanding. We have approximately 71 stockholders of record of our common stock.

We also have outstanding warrants that were issued in conjunction with a private placement of our common stock pursuant to a Securities Purchase Agreements with our investors. These warrants, if exercised, would permit stockholders to purchase an additional 5,907,000 shares of our common stock.

After this offering, assuming conversion of all the warrants, we will have 28,611,179 shares of common stock outstanding, which does not include 7,500,000 shares of common stock reserved for issuance under our 2006 Stock Option, Deferred Stock and Restricted Stock Plan (“2006 Stock Plan”). All of our outstanding shares (with the exception of the shares of officers and directors and Eric Paskel) will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations.

In accordance with our 2006 Stock Plan we have also issued options to employees and consultants to purchase a total of 5,250,000 shares of our common stock. This includes an option to Bill Glaser to purchase 5,000,000 shares of our common stock. The options will expire 10 years from the date of grant. The price for each share of common stock purchased pursuant to the options is $0.20.

Dividends

We intend to retain Company earnings to finance the growth and development of our business and we do not anticipate paying cash dividends on the Company’s capital stock in the foreseeable future. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors including future earnings and capital requirements.

Restricted Offerings

Since January 1, 2003, the registrant issued and sold the following unregistered securities:

(1)
From May 2004 to October 2005, we issued 4,375,000 shares of our common stock and warrants to purchase 4,375,000 shares of our common stock exercisable at $1.00 per share, at $0.20 per share of common stock to the following investors in a private placement of our securities that we completed on October 7, 2005:

• Alec Laken

• Champion Brokerage Co.

• Basdai Sookor

• Michael Siegel

• Lance S. Cassell

• Leonidas Group Holdings

• Lawrence Rothberg

• Ralph Hatch

• Vitel Ventures Group

• Robert and Julietta Snavely

• Empire Equities

• Cambridge Funding Group

• Lance Kuba

• Seth Kramer

• Yoram Eliyahu

• Curt Kramer

• Jason Sundar

• Wendy O’Mahony

• Scott Panzer

• Sandra P. Areinoff

• Ira Gaines

• Brian Logan

• Randy Wear

• Tony Parnell

• Alfred Ezekiel

• John Lahmi

• Brivis Investments LTD.

• Brian Cole

• Yoav and Jacob Alamary Peretz

• Danny Chan

• RP Capital LLC

• Valley Financial Holdings Corp.

• Mark Scharmann

The aggregate amount of consideration received by the Company from these investors was $875,000. All of the investors represented that they were “accredited investors” as defined under Rule 501 of Regulation D. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(2)
On February 28, 2005, we issued 675,000 shares of common stock at a price per share of $0.10 to Len Panzer as payment for services rendered to us having a value of about $67,500. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(3)
On September 30, 2005, we issued 500,000 shares of common stock at a price per share of $0.20 to Richardson & Patel LLP as payment for legal services provided to us having a value of about $100,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(4)
On February 13, 2006, we issued 50,625 shares of common stock at a price per share of $0.10 to Craig Kulman as payment for services rendered to us having a value of about $5,062.50. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(5)
On March 1, 2006, we issued 250,000 shares of common stock, and warrant to purchase up to 25,000 shares of common stock exercisable at $1.00 per share, at $0.10 per share of common stock to Mark Lindon as payment for legal services provided to us having a value of about $25,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(6)
On April 19, 2006, we issued 250,000 shares of common stock at a price per share of $0.10 to Eric Paskel as payment for services rendered to us having a value of about $25,000 in connection with a consulting agreement. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(7)
On May 5, 2006, we issued 33,333 shares of common stock at a price per share of $0.10 to Jeremy Koff as payment for services rendered to us having a value of about $3,333.30 in connection with a consulting agreement. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(8)
On May 5, 2006, we issued 2,500 shares of common stock at a price per share of $0.10 to Ryan Adams as payment for services rendered to us having a value of about $250 in connection with a consulting agreement. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(9)
From July 2006 to December 2006, we issued 1,202,000 shares of our common stock, and warrants to purchase 1,202,000 shares of our common stock exercisable at $1.00 per share, at $0.25 per share of common stock to the following investors in a private placement of our securities that we completed on December 31, 2006:

• Mark Abdou

• Addison Adams

• Michael J. Cavalier, Jr.

• Jason Cavalier

• Erica Cohn

• Daniel Engelman

• Igal Feibush

• Sean Fitzpatrick

• David Garcia & Cristina Meyer

• Ryan Goldstein

• Victoria Goldstein

• James Hausman

• Peter Hogan

• Ryan Hong

• Sylvia Karayan

• Abdul Lahha

• Kevin Leung

• Marketbyte LLC Defined Benefit & Trust

• Robert Nathan

• Nizan Inbar USA LLC

• Clifford & Marlene Pasel

• Erick Richardson, Sr.

• RP Capital LLC

• Greg Seuss

• The Samual M. Beznos Revocable Trust u/a/d 1/3/95

• Kimberly Wiegand

The aggregate amount of consideration received by the Company from these investors was $300,500. All of the investors represented that they were “accredited investors” as defined under Rule 501 of Regulation D. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(10)
On January 26, 2007, we issued a warrant to purchase up to 200,000 shares of our common stock exercisable at $0.25 per share to Bill Glaser, our Chief Executive Officer, in connection with a $100,000 loan made by Mr. Glaser to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(11)
On March 13, 2007, we issued a warrant to purchase up to 250,000 shares of our common stock exercisable at $0.25 per share to Bill Glaser, our Chief Executive Officer, in connection with a $100,000 loan made by Mr. Glaser to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(12)
On March 29, 2007, we issued a warrant to purchase up to 125,000 shares of our common stock exercisable at $0.25 per share to Bill Glaser, our Chief Executive Officer, in connection with a $68,579.08 loan made by Mr. Glaser to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(13)
On June 26, 2007, we issued a warrant to purchase up to 80,000 shares of our common stock exercisable at $0.25 per share to Mark Abdou, a shareholder of the Company, in connection with a $20,000 loan made by Mr. Abdou to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

Employee Benefit Plan

2006 Stock Plan

Our board of directors and stockholders approved our 2006 Stock Plan on January 1, 2006. The 2006 Stock Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options, restricted stock, stock appreciation rights and performance shares to our employees, directors and consultants.

We have reserved a total of 7,500,000 shares of our common stock for issuance pursuant to the 2006 Stock Plan. Our 2006 Stock Plan does not provide for automatic annual increases in the number of shares available for issuance under the plan.

Our board of directors, or a committee of our board, administers our 2006 Stock Plan. The board or its committee, who are referred to as the administrator in this prospectus, has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

The administrator determines the exercise price of options granted under our 2006 Stock Plan, but the exercise price must not be less than 85% of the fair market value of our common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of our stock, the exercise price must not be less than 110% of the fair market value per share of our common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary of ours, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. However, an option generally may not be exercised later than the expiration of its term.

Our 2006 Stock Plan does not allow for the transfer of options and only the recipient of an option may exercise an option during his or her lifetime. However, the recipient of an option may designate one or more beneficiaries of his or her outstanding options, which will automatically transfer to such beneficiaries upon the participant’s death. With respect to nonstatutory stock options, a participant may assign his or her options to immediate family members or trusts for estate planning purposes during his or her lifetime.

Stock appreciation rights may be granted under our 2006 Stock Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted stock may be granted under our 2006 Stock Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator determines the purchase price of the restricted stock, but the purchase price must not be less than 85% of the fair market value of our common stock on the date of issuance. In the event that the participant owns 10% or more of the voting power of all classes of our stock, the purchase price must not be less than 100% of the fair market value per share of our common stock on the date of issuance. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Performance shares, or share rights awards, may be granted under our 2006 Stock Plan. These shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest, unless the administrator waives these goals. The administrator has authority to establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

Our 2006 Stock Plan provides that in the event of our change in control, outstanding options will automatically accelerate and become exercisable, unless the successor corporation or its parent assumes or substitutes a cash incentive program for each outstanding option, or the administrator placed restrictions on acceleration at the time of the grant. With respect to restricted stock or share rights awards, our repurchase rights will automatically terminate and all the shares will fully vest upon a change of control, unless the repurchase rights are assigned to the successor corporation or its parent or the administrator place restrictions on acceleration of vesting at the time of the issuance.

Our 2006 Stock Plan will automatically terminate on August 5, 2014, unless it terminates sooner because all shares available under the plan have been issued or all outstanding options terminate in connection with a change of control. In addition, our board of directors has the authority to amend the 2006 Stock Plan provided this action does not impair the rights of any participant.

We had no compensation plans prior to the adoption of our 2006 Stock Plan.

Executive Compensation

Summary of Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal year ended December 31, 2006. The following table summarizes all compensation for fiscal year 2006 received by our Chief Executive Officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)(2)	Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Bill Glaser, Chief Executive Officer and President(1)	2006	$180,000	—	—	$90,909	—	—	$9,000	$279,909

(1)	The aggregate number of stock awards and option awards issued to Mr. Glaser and outstanding as of December 31, 2006 is 4,019,116 and 5,000,000, respectively.

(2)	The assumptions made in the valuation of these options can be found in Note 10 to Company’s financial statements for the period ended March 31, 2007.

(3)	Mr. Glaser receives a car allowance of $750 per month pursuant to his employment agreement.

The following table sets forth certain information concerning stock option awards granted to our executive officers and our directors. No options were exercised by our executive officers or directors during the last fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)

Bill Glaser (1)	1,500,000	3,500,000	—	$0.20	01/01/2016	—	N/A	—	—

(1)	These options vest at the rate of 10% on July 1, 2006; 20% on January 1, 2007; and 10% every six months thereafter.

Compensation of Directors

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

We have entered into a five-year employment agreement with our Chief Executive Officer, Bill Glaser dated January 1, 2006. This employment agreement provides him with a salary of $180,000 per year. The salary increases to $250,000, $360,000 and $500,000 per year if we either (i) raise $1.0 million, $2.5 million or $5 million in debt or equity financing in the aggregate, respectively, or (ii) recognize $1.0 million, $2.5 million or $5 million in cumulative gross revenues (i.e., the sum of all revenues recognized since commencement of operations), respectively. He shall also be eligible for a performance bonus in an amount equal to 5% of “Adjusted EBITDA” for each fiscal year. “Adjusted EBITA” is earnings before interest, taxes, depreciation and amortization, but adjusted to account for non-cash expenses and calculated from financial statements in accordance with Generally Accepted Accounting Principles. He also received options to purchase 5,000,000 shares of our common stock at $0.20 per share. These options are exerciseable at the rate of 500,000 on July 1, 2006, 1,000,000 on January 1, 2007 and 500,000 every six months thereafter. He is entitled to participate in all medical, pension, dental and life insurance benefits that are in effect from time to time He will also receive a car allowance of $750 per month.

We will be required to pay Mr. Glaser the greater of the remainder of his salary or $250,000 if we enter into a change of control transaction within a month after his termination. All of his options will accelerate their vesting upon such an event.

Upon termination without cause, we are required to pay Mr. Glaser the lesser of his salary for the remainder of the term of the agreement and one-year’s salary. In addition, all five million options would automatically vest. Mr. Glaser has agreed not to solicit any employee to terminate his employment relationship with us during the term of Mr. Glaser’s employment agreement or a 12-month period thereafter. Mr. Glaser agrees that all proprietary information will be kept confidential and that inventions developed during the course of his employment will belong to us.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2006 through the date of this prospectus.

UKARMA CORPORATION
CONTENTS

Page

FINANCIAL STATEMENTS December 31, 2006 and December 31, 2005 (audited)

Report of Spector & Wong, LLP dated June 14, 2007	F-2

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Changes in Stockholders’ Equity	F-5

Statements of Cash Flows	F-6

Notes to Financial Statements	F-7 - F-16

FINANCIAL STATEMENTS March 31, 2007 and March 31, 2006 (unaudited)

Balance Sheets	F-17

Statements of Operations	F-18

Statements of Cash Flows	F-19

Notes to Financial Statements	F-20 - F-26

HAROLD Y. SPECTOR, CPA	SPECTOR & WONG, LLP
CAROL S. WONG, CPA	Certified Public Accountants
80 SOUTH LAKE AVENUE
SUITE 723
PASADENA, CA 91101
(888) 584-5577
FAX (626) 584-6447

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders
uKarma Corporation

We have audited the accompanying balance sheets of uKarma Corporation, FKA, OM Capital Corporation, (a development stage company), as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2006, and 2005, and for the period from June 26, 2001 (Inception) to December 31, 2006. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of uKarma Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006, and 2005, and the period from June 26, 2001 (Inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's operating losses and lack of revenue raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Spector and Wong, LLP
Pasadena, California
June 14, 2007

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A Development Stage Company)

BALANCE SHEETS

	As of December 31,
	2006	2005
ASSETS
Current Assets
Cash	$102,902	$739,843
Prepaid expenses	97,513	100,000
Available-for-sale securities	17,000	-
Total Current Assets	217,415	839,843

Property and equipment, net of accumulated depreciation
of $94 for 2006, and none for 2005	3,836	-

Other Assets
Production costs	651,228	-
Investment	-	5,000
Deposit	3,136	6,800
Patent	10,358	-
Total Other Assets	664,722	11,800

TOTAL ASSETS	$885,973	$851,643

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$208,419	$-
Accrued expenses	11,778	25,000
Advances from Officer	-	3,028
Notes payable	100,000	-
Total Current Liabilities	320,197	28,028

Stockholders' Equity
Common stock, $0.001 par value; 100,000,000
shares authorized; 15,218,734 and 12,875,000 shares issued
and outstanding in 2006 and 2005, respectively	15,219	12,875
Paid-in capital	2,046,030	975,291
Accumulated other comprehensive income	12,000	-
Stock subscriptions	55,000	-
Deficit accumulated in the development stage	(1,562,473)	(164,551)
Total Stockholders' Equity	565,776	823,615

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$885,973	$851,643

The accompanying notes are an integral part of these financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A Development Stage Company)

STATEMENTS OF OPERATIONS
For the Years ended December 31, 2006, and 2005, and
for the Period from Inception June 26, 2001 to December 31, 2006

			Inception
			June 26, 2001
			to
			December 31,
	2006	2005	2006
Income	$-	$-	$-

Operating Expenses	1,408,384	130,124	1,580,571

Operating Loss	(1,408,384)	(130,124)	(1,580,571)

Other Income (Expenses)
Interest Income	12,526	7,764	20,290
Interest Expense	(1,264)	(128)	(1,392)
Total Other Income (Expense)	11,262	7,636	18,898

Net Loss before Income Tax	(1,397,122)	(122,488)	(1,561,673)

Provision for Income Taxes	800	-	800

Net Loss	$(1,397,922)	$(122,488)	$(1,562,473)

Net Loss Per Share-Basic and Diluted	$(0.10)	$(0.01)

Weighted Average Number of Shares	14,002,469	11,633,333

The accompanying notes are an integral part of these financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from Inception June 26, 2001 to December 31, 2006

						Deficit
				Accumulated		Accumulated
				Other		During the
	Common Stock		Paid-in	Comprehensive	Stock	Development
	Shares	Amount	Capital	Income	Subscriptions	Stage	Total
Balance at June 26, 2001 (Inception)	-	$-	$-	$-	$-	$-	$-
Contributed capital			2,500				2,500
Issuance of common stock for
officer compensation	2,666,667	2,667					2,667
Net Loss for the year ended
December 31, 2001						(3,147)	(3,147)
Balance at December 31, 2001	2,666,667	2,667	2,500	-	-	(3,147)	2,020
Issuance of common stock for
officer compensation	2,666,667	2,667					2,667
Net Loss for the year ended
December 31, 2002						(2,715)	(2,715)
Balance at December 31, 2002	5,333,334	5,334	2,500	-	-	(5,862)	1,972
Issuance of common stock for
officer compensation	2,666,666	2,666					2,666
Net Loss for the year ended							-
December 31, 2003						(2,666)	(2,666)
Balance at December 31, 2003	8,000,000	8,000	2,500	-	-	(8,528)	1,972
Contributed service			2,666				2,666
Sale of common stock under
April 30, 2004 plan	1,237,500	1,237	246,263				247,500
Net Loss for the year ended
December 31, 2004						(33,535)	(33,535)
Balance at December 31, 2004	9,237,500	9,237	251,429	-	-	(42,063)	218,603
Issuance of common stock for
legal retainer	500,000	500	99,500				100,000
Sale of common stock under
April 30, 2004 plan	3,137,500	3,138	624,362				627,500
Net Loss for the year ended
December 31, 2005						(122,488)	(122,488)
Balance at December 31, 2005	12,875,000	12,875	975,291	-	-	(164,551)	823,615
Sale of common stock under
June 29, 2006 plan	982,000	982	244,518				245,500
Issuance of common stock for							-
services	1,361,734	1,362	149,853				151,215
Issuance of stock options			188,214				188,214
Issuance of stock warrants			488,154				488,154
Accumulated Other Comprehensive Income				12,000			12,000
Stock subscriptions					55,000		55,000
Net Loss for the year ended							-
December 31, 2006						(1,397,922)	(1,397,922)
Balance at December 31, 2006	15,218,734	$15,219	$2,046,030	$12,000	$55,000	$(1,562,473)	$565,776

The accompanying notes are an integral part of these financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
For the Years ended December 31, 2006, and 2005, and
for the Period from Inception June 26, 2001 to December 31, 2006

			Inception
			June 26, 2001
			to
			December 31,
	2006	2005	2006
Cash Flow from Operating Activities:
Net Loss	$(1,397,922)	$(122,488)	$(1,562,473)
Adjustment to reconcile net loss to
net cash used by operating activities:
Depreciation	94		94
Issuance of Stock for Services	151,215	-	159,215
Stock Option Expenses	188,214	-	188,214
Stock Warrant Expenses	488,154	-	488,154
Contributed Services	-	-	2,666
(Increase) Decrease in:
Prepaid expenses	2,487	-	2,487
Deposit	3,664	(6,800)	(3,136)
Increase (Decrease) in:
Accounts Payable	208,419	-	208,419
Accrued Expenses	(13,222)	25,000	11,778
Net Cash used by Operating Activities	(368,897)	(104,288)	(504,582)

Cash Flow from Investing Activities:
Capitalized Production Cost	(651,228)	-	(651,228)
Purchase of property and equipment	(3,930)	-	(3,930)
Purchase of Investment	-	-	(5,000)
Patent	(10,358)	-	(10,358)
Net Cash used by Investing Activities	(665,516)	-	(670,516)

Cash Flow from Financing Activities:
Proceeds from Officer Advances	100,000	-	103,028
Repayments to Officer Advances	(3,028)	-	(3,028)
Proceeds from Sale of Stock	245,500	627,500	1,120,500
Contributed Capital	-	-	2,500
Stock subscriptions	55,000	-	55,000
Net Cash provided by Financing Activities	397,472	627,500	1,278,000

Net Increase (Decrease) in Cash	(636,941)	523,212	102,902

Cash Balance at Beginning of Year	739,843	216,631	-

Cash Balance at End of Year	$102,902	$739,843	$102,902

Supplemental Disclosures:
Interest Paid	$-	$-	$-
Taxes Paid	$-	$-	$-
Issuance of common stock as legal retainer	$-	$100,000	$100,000
Noncash Investment and Financing Activities:
Unrealized Gain on Marketable Securities	$12,000	$-	$12,000

The accompanying notes are an integral part of these financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

uKarma Corporation (“the Company”) was incorporated under the name of OM Capital Corporation in the State of Nevada on June 26, 2001. On April 30, 2004, the Company changed its name to uKarma Corporation.

uKarma Corporation develops and markets proprietary branded personal health and wellness products, including fitness DVDs, nutraceuticals, and mind, body, and spirit goods and services, for fitness and health-conscious consumers. The company’s product lines target the rapidly growing tens of millions that are seeking to enrich their physical, spiritual, and mental wellness.

Through infomercials, uKarma will launch its initial products. The goal of the infomercials will be to generate initial working capital, and build a community of loyal customers. From there, the company will expand its product offerings into proprietary branded products primarily within the fitness/wellbeing media and nutraceutical markets. As the brand image builds, the company intends to extend its brand systematically to other complementary consumer products that meet its stringent product guidelines and are consistent with its message of “total health and happiness for oneself and others.”

The Company’s activities to date have been limited to organization and capital formation. The Company has not commenced planned principle operations since its inception. The Company is considered a development stage company as defined under Financial Accounting Standards Board (“FASB”) Statement No. 7.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Reclassification: Certain reclassifications have been made to the 2005 financial statements to conform with the 2006 financial statements presentation. Such reclassification had no effect on net loss previously reported.

Use of estimates: The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue Recognition: The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

Cash Equivalents: For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Concentration of Cash: The Company places its cash and cash equivalents with high quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limits. Management considers the risk to be minimal.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment: Property and equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 39 years. Depreciation expense for years ended December 31, 2006 and 2005 was $94 and none, respectively.

Investment: The Company has minority investment in a publicly traded Company. The investment is carried at market value and is classified as a current investment.

Patents: The Company capitalizes patent costs as incurred, excluding costs associated with Company personnel, relating to patenting its technology. The majority of capitalized costs represent legal fees related to a patent application. If the Company elects to stop pursuing a particular patent application or determines that a patent application is not likely to be awarded or elects to discontinue payment of required maintenance fees for a particular patent, the Company, at that time, records as expense the capitalized amount of such patent application or patent. Awarded patents will be amortized over the shorter of the economic or legal life of the patent.

Fair value of financial instruments: All financial instruments are carried at amounts that approximate estimated fair value.

Income Taxes: Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

Advertising Costs: All costs associated with advertising and promoting the Company’s products and services are expensed as incurred. Advertising expense for the years ended December 31, 2006 and 2005 was $72,060 and none, respectively.

Net Loss Per Share: Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented. Potential shares consist of restricted common stock, stock warrants and stock options.

Stock Based Compensation: Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), “Shares-Based Payment” (SFAS 123R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 based of the grant date fair value calculated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 20005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). As a result of adopting SFAS 123(R) on January 1, 2006, the Company reorganized pre-tax compensation expense related to stock options of $188,214 for the year ended December 31, 2006.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements: In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial statements.

In September 2006, the FASB issued Financial Accounting Standards (“FAS”) No. 157, Fair Value Measurements. FAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice.

FAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The stated purpose of SAB 108 is to provide consistency between how registrants quantify financial statement misstatements.

Prior to the issuance of SAB 108, there have been two widely-used methods, known as the "roll-over" and "iron curtain" methods, of quantifying the effects of financial statement misstatements. The roll-over method quantifies the amount by which the current year income statement is misstated while the iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. Neither of these methods considers the impact of misstatements on the financial statements as a whole.

SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the Company's financial statements and the related financial statement disclosures. This approach is referred to as the "dual approach" as it requires quantification of errors under both the roll-over and iron curtain methods.

SAB 108 allows registrants to initially apply the dual approach by either retroactively adjusting prior financial statements as if the dual approach had always been used, or by recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

The Company will initially apply SAB 108 using the cumulative effect transition method in connection with the preparation of the annual financial statements for the year ending December 31, 2006. The Company does not believe the adoption of SAB 108 will have a significant effect on its financial statements.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The FASB has also issued FAS 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, FAS 156, Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140, and FAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, but they will not be applicable to the current operations of the Company. Therefore a description and the impact on the Company’s operations and financial position for each of the pronouncements above have not been disclosed.

NOTE 3- GOING CONCERN

The Company has incurred substantial losses, and has no revenue. Those matters raise substantial doubt about the Company’s ability to continue as a going concern. Management of the Company is developing a plan to commence its operations by obtaining an infusion of capital through either public or private investment. The ability of the Company to continue as a going concern is dependent on management’s successful planning for its operations and successful capital infusion.

The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangement and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On June 29, 2006, the Board of Directors approved a private placement offering. As of December 31, 2006, the Company sold 982,000 shares for a total consideration of $245,500.

NOTE 4 - PREPAID EXPENSES

As of December 31, 2006, prepaid expenses consisted of the following:

Legal Retainer (see note 9)	$67,513
Prepaid Royalties	30,000
$97,513

On April 19, 2006, the Company entered into an agreement with a consultant to provide consulting and advisory services for the Company, to appear in the Company’s yoga, health, and wellness film productions, to assist in scriptwriting for the projects such as classes, interviews and introductions, to participate in the projects rehearsals, and to assist in marketing and promoting the projects. Accordingly, the Company shall pay a royalty of 8% on the first $300,000 and 10% on above $300,000 on all gross revenue, net of returns, refunds, chargebacks, taxes, and shipping and handling charges. As of December 31, 2006, the Company has advanced $30,000 to the consultant, which will be charged against future royalty obligations.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 5 - PRODUCTION COSTS

The Company is in the process of editing seven fitness videos it filmed in July 2006. As of December 31, 2006, a total cost of $651,228 for the production of the videos was capitalized.

The cost of recording masters will be amortized to expense over the estimated lives of the recorded performances. The Company will begin to amortize the recorded performances upon completion of videos. As of December 31, 2006, the Company did not record any amortization.

The master videos are expected to be completed and ready for sale in early 2007.

NOTE 6 - PATENT

The Company filed for a patent for three proprietary yoga mats, which it believes provide unique functions and benefits compared to yoga mats currently in the market. Through to date, the patent is still pending for approval.

NOTE 7 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31,
	2006	2005
Accrued Compensation	$-	$25,000
Accrued Professional Fees	10,000	-
Accrued Interest	978
Accrued Income Tax	800	-
Total Accrued Expenses	$11,778	$25,000

NOTE 8 - OTHER COMPREHENSIVE INCOME

The Company’s accumulated other comprehensive income consists of the unrealized gain on available-for-sale securities only.

The components of comprehensive loss were as follows:

	December 31,
	2006	2005
Net Loss	$(1,397,922)	$(122,488)
Other Comprehensive Income:
Unrealized gain on available-for-sale securities	12,000	-
Comprehensive Loss	$(1,385,922)	$(122,488)

The Company did not have other comprehensive income for the year ended December 31, 2005.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ EQUITY

On June 29, 2006, the Board of Directors approved a private placement offering. Pursuant to this offering the Company is to offer up to $2 million of its common stocks to accredited investors. The stocks were sold at $0.25 per unit. Each unit consists of one common stock and one stock warrant to purchase the Company’s common stock at $1 per share. The warrants expire in five years after the date of issuance. As of December 31, 2006, the Company sold 982,000 shares of common stock and received net proceeds of $245,500 under the 2006 offering. The Company also had 220,000 shares of stocks to be issued for the proceeds of $55,000. The offering was closed at the end of the year.

On June 13, 2006, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Nevada Secretary of State, to increase its number authorized of shares to 120,000,000.

The Company shall be authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. Each share will have a par value of $0.001 per share. The preference of the preferred stock will be defined upon issuance.

For the year ended December 31, 2006, the Board of Directors of the Company approved the issuance aggregate of 1,361,734 shares of Company’s common stocks to various providers in consideration of their services to the Company. The shares were valued and charged to operations at a price ranging from $0.10 to 0.25 per share or $151,215 of total. The valuation was based on a 25% to 50% discount from the 2004 private placement offering price of $0.20 per share, and the 2006 private placement offering price of $0.25 per share. The discount represented more or less the fair value of the services received.

On June 30, 2005, the Board of Directors of the Company approved the issuance aggregate of 500,000 shares of Company’s restricted common stocks to an attorney as a retainer for his service to be performed for the Company. The shares were issued at a price of $0.20 per share or $100,000 of total. The valuation was based on the 2004 private placement offering price of $0.20 per share. The shares were capitalized in prepaid expenses and charged against the operations when services received.

On April 30, 2004, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Nevada Secretary of State, to increase its number authorized of shares to 100,000,000.

On April 30, 2004, the Board of Directors approved a self-written private placement plan. Pursuant to this plan the Company is to offer up to $1 million of its common stocks to accredited investors. The Company had sold 4,375,000 shares of common stock and received net proceeds of $875,000. The plan was closed in October, 2005.

In 2001, the CEO contributed $2,500 to the Company, which was accounted for as paid-in capital.

In 2001, the Board of Directors of the Company ratified and approved the issuance of 8,000,000 shares of common stock to the CEO and a director of the Company, 4,000,000 each, for the services provided for the years of 2001, 2002, and 2003. The services were valued at $0.001 per share or $8,000 of total, and were allocated at $2,667 each of the three years.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 10 - PROVISION FOR INCOME TAXES

No provision for income taxes was provided in the accompanying statement of operations. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

The deferred tax asset as of December 31, 2006 and 2005 consists of the followings:

	2006	2005
Tax Benefit on Net Operating Loss Carryforward	$546,866	$57,593
Less: Valuation Allowance	(546,866)	(57,593)
Net Deferred Tax Asset	$-	$-

At December 31, 2006, net federal operating losses of approximately $1,562,473 are available for carryforward against future years’ taxable income and expire through 2026. The Company’s ability to utilize its federal net operating loss carryforward is uncertain and thus a valuation reserve has been provided against the Company’s net deferred tax assets.

NOTE 11 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

	December 31,
	2006	2005
Numerator:
Net Loss	$(1,397,922)	$(122,488)
Denominator:
Weighted Average of Common Shares	14,002,469	11,633,333

Basic and Diluted Net Loss per Share	$(0.10)	$(0.01)

As the Company incurred net losses for the year ended December 31, 2006 and 2005, the effect of dilutive securities totaling 1,025,000 and 250,000 equivalent shares, respectively, has been excluded from the calculation of dilutive net loss per share because their effects were anti-dilutive.

There were also 5,907,000 shares out-of-money stock warrants excluded from the calculation of diluted net loss per share for the year ended December 31, 2006, because their exercise prices were greater than the average fair market price of the common stock.

The Company had no stock options or warrants for the year ended December 31, 2005.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 12 - 2006 STOCK OPTION PLAN

On January 1, 2006, the Board of Directors approved and adopted the 2006 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers. Generally, all options granted expire ten years from the date of grant. All options have an exercise price equal to or higher than the fair market value of the Company’s stock on the date the options were granted. It is the policy of the Company to issue new shares for stock option exercised and restricted stock, rather than issued treasury shares. Options generally vest over ten years. The Plan reserves 7,500,000 shares of common stock under the Plan and shall be effective through December 31, 2015.

A summary of the status of stock options issued by the Company as of December 31, 2006 is presented in the following table:

		Weighted
	Number	Average
	of	Exercise
	Shares	Price
Outstanding at beginning of year	-	$-
Granted	5,250,000	0.20
Exercised/Expired/Cancelled	-	-
Outstanding at end of period	5,250,000	$0.20

Exercisable at end of period	541,667	$0.20

The fair value of the stock option granted is estimated on the date of grant using the Black-Scholes option valuation model. This model uses the assumptions listed in the table below. Expected volatilities are based on the estimated volatility of the Company’s stock. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Weighted average fair value per option granted	$0.17
Risk-free interest rate	4.40%
Expected dividend yield	0.00%
Expected lives	9.76
Expected volatility	100.00%

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 12 - 2006 STOCK OPTION PLAN (continued)

The following table sets forth additional information about stock options outstanding at December 31, 2006:

		Weighted
		Average	Weighted
Range of		Remaining	Average
Exercise	Options	Contractual	Exercise	Options
Prices	Outstanding	Life	Price	Exercisable
$ 0.20	5,250,000	8.78	$0.20	541,667
	5,250,000	8.78	$0.20	541,667

As of December 31, 2006, there was $708,645 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.86 years.

NOTE 13 - STOCK WARRANTS

On April 14, 2006, the Company issued stock purchase warrants to each of the investors who had participated in the Company’s 2004 private offering for the right to purchase an equal number of shares at the price of $1 per share with mandatory exercise provision when the Company’s stock trades at $1.50 or higher for five consecutive days. The warrants shall have a term of five years from the date of stocks issued. The warrants were valued at $0.11 per share using the Black-Scholes option pricing model.

On March 1, 2006, the Company issued stock purchase warrants to a service provider for the right to purchase 250,000 shares of the Company’s common stock at the price of $1 per share. The warrants shall have a term of five years from the date of warrants issued. The warrants were valued at $0.11 per share using the Black-Scholes option pricing model.

The assumptions used in the Black-Scholes option pricing model are as follows:

Weighted average fair value per option granted	$0.11
Risk-free interest rate	4.40%
Expected dividend yield	0.00%
Expected lives	10.00
Expected volatility	100.00%

The Company recognized $488,154 stock warrants expense for the year ended December 31, 2006.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)
(A development Stage Company)

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 14 - RELATED PARTY TRANSACTIONS

On November 10, 2006, the Company received a loan from its CEO for $100,000 at an interest rate of 7% per annum payable in full on the sixth month anniversary of the loan.

The Company has accrued $25,000 for the services provided by the CEO during the year ended December 31, 2005. The valuation was based on 250 hours of input at $100 per hour. In 2006, the CEO utilized one half of the Company’s office facility as his residence. The Company charged half of its rent expense amounted to $25,000 against the accrued compensation owed to him. The lease expired on September 23, 2006 and was not renewed. The Company relocated its office to California.

On January 1, 2006, the Company entered into an employment agreement with the CEO of the Company. The CEO’s salary shall be at the rate of $180,000 per year. The CEO’s salary shall increase up to $500,000 per annum if certain performances are reached. In addition, the executive shall receive an annual performance bonus in an amount equal to 5% of adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, but adjusted to account for non-cash expenses, and calculated from financial statements that are prepared in accordance with GAAP.

On January 17, 2005, an option agreement was signed between the CEO and a director of the Company to purchase up to 3,000,000 shares of the Company’s common stock from the director at $0.20 per share. The duration of the option agreement is for ten years commencing on January 17, 2005.

During 2004, the CEO and the treasurer contributed services to the Company valued at $2,666. This contribution of services has been accounted for as an increase in paid-in capital.

NOTE 15 - LEASE AGREEMENTS

On October 28, 2004, the Company signed a lease for its corporate office in the City of New York. The lease commenced on January 15, 2005 and terminated on January 15, 2006. The monthly lease payments were for $6,800.

On November 16, 2005, the lease was extended for another six months to July 31, 2006, when it was terminated.

The Company entered into a month-to-month rent agreement for its corporate office after the Company relocated its office to California in October 2006. The rent agreement calls for $1,758 rent per month, and requires a 30 day notice to vacate the premise.

NOTE 16 - SUBSEQUENT EVENTS

The company began to generate revenue in the second quarter of 2007; accordingly, the Company ceased its development stage status commencing January 1, 2007.

Subsequent to December 31, 2006, the Company entered into additional debt agreements with the CEO of the Company, and received loans from its CEO, in various times during the first four months of 2007, for an aggregate amount of $288,579 at an interest rate of 7% per annum payable on demand.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$-	$102,902
Prepaid expenses	86,299	97,513
Available-for-sale securities	12,200	17,000
Total Current Assets	98,499	217,415

Property and equipment, net of accumulated depreciation
of $308 for 2007, and $94 for 2006	8,199	3,836

Other Assets
Production costs	666,367	651,228
Deposit	3,136	3,136
Patent	10,358	10,358
Total Other Assets	679,861	664,722

TOTAL ASSETS	$786,559	$885,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Overdraft	$63,114	$-
Accounts payable	75,267	208,419
Accrued expenses	31,119	11,778
Notes payable	338,579	100,000
Total Current Liabilities	508,079	320,197

Stockholders' Equity
Common stock, $0.001 par value; 100,000,000
shares authorized; 15,561,322 and 15,218,734 shares issued
and outstanding in 2007 and 2006, respectively	15,561	15,219
Paid-in capital	2,289,286	2,046,030
Accumulated other comprehensive income	7,200	12,000
Stock subscriptions	-	55,000
Deficit accumulated in the development stage	(2,033,567)	(1,562,473)
Total Stockholders' Equity	278,480	565,776

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$786,559	$885,973

The accompanying notes are an integral part of these interim unaudited financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

STATEMENTS OF OPERATIONS (UNAUDITED)
For the three months ended March 31, 2007, and 2006

	For three months ended
	March 31,
	2007	2006
Income	$-	$-

Operating Expenses	466,944	265,842

Operating Loss	(466,944)	(265,842)

Other Income (Expenses)
Interest Income	-	1,405
Interest Expense	(3,350)	-
Total Other Income (Expense)	(3,350)	1,405

Net Loss before Income Tax	(470,294)	(264,437)

Provision for Income Taxes	800	-

Net Loss	$(471,094)	$(264,437)

Net Loss Per Share-Basic and Diluted	$(0.03)	$(0.02)

Weighted Average Number of Shares	15,447,126	12,908,333

The accompanying notes are an integral part of these interim unaudited financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

STATEMENTS OF CASH FLOWS (UNAUDITED)
For the three months ended March 31, 2007, and 2006

	For three months ended
	March 31,
	2007	2006
Cash Flow from Operating Activities:
Net Loss	$(471,094)	$(264,437)
Adjustment to reconcile net loss to
net cash used by operating activities:
Depreciation	214	-
Issuance of Stock for Services	30,647	97,563
Stock Option Expenses	47,514	45,454
Stock Warrant Expenses	110,437	26,387
(Increase) Decrease in:
Prepaid expenses	11,214	2,144
Increase (Decrease) in:
Accounts Payable	(133,152)	-
Accrued Expenses	19,341	12,664
Net Cash used by Operating Activities	(384,879)	(80,225)

Cash Flow from Investing Activities:
Capitalized production costs	(15,139)	-
Purchase of property and equipment	(4,577)	-
Net Cash used by Investing Activities	(19,716)	-

Cash Flow from Financing Activities:
Bank overdraft	63,114	-
Proceeds from Officer Advances	238,579	-
Net Cash provided by Financing Activities	301,693	-

Net Decrease in Cash	(102,902)	(80,225)

Cash Balance at Beginning of Period	102,902	739,843

Cash Balance at End of Period	$-	$659,618

Supplemental Disclosures:
Interest Paid	$-	$-
Taxes Paid	$-	$-
Noncash Investment and Financing Activities:
Unrealized Gain (Loss) on Marketable Securities	$(4,800)	$6,000

The accompanying notes are an integral part of these interim unaudited financial statements

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

uKarma Corporation (“the Company”) was incorporated under the name of OM Capital Corporation in the State of Nevada on June 26, 2001. On April 30, 2004, the Company changed its name to uKarma Corporation.

uKarma Corporation develops and markets proprietary branded personal health and wellness products, including fitness DVDs, nutraceuticals, and mind, body, and spirit goods and services, for fitness and health-conscious consumers. The company’s product lines target the rapidly growing tens of millions that are seeking to enrich their physical, spiritual and mental wellness.

Through infomercials, uKarma will launch its initial products. The goal of the infomercials will be to generate initial working capital, and build a community of loyal customers. From there, the company will expand its product offerings into proprietary branded products primarily within the fitness/wellbeing media and nutraceutical markets. As the brand image builds, the company intends to extend its brand systematically to other complementary consumer products that meet its stringent product guidelines and are consistent with its message of “total health and happiness for oneself and others.”

Presentation of Interim Information: The accompanying financial statements as of March 31, 2007 and for the three months ended March 31, 2007, and 2006 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report on Form SB-2 for the year ended December 31, 2006.

The balance sheet as of December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of March 31, 2007 and for the three months ended March 31, 2007, and 2006 have been made. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the operating results for the full year.

Use of estimates: The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share: Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented. Potential shares consist of restricted common stock, stock warrants, and stock options.

Stock Based Compensation: Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), “Shares-Based Payment” (SFAS 123R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 based of the grant date fair value calculated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 20005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). As a result of adopting SFAS 123(R) on January 1, 2006, the Company reorganized pre-tax compensation expense related to stock options of $47,514 and $45,454 for three months ended March 31, 2007 and 2006, respectively.

New Accounting Pronouncements: In February 2007, the Financial Accounting Standards Board (“FASB’) issued Financial Accounting Standards (“FAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS No.159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements. FAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. FAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The stated purpose of SAB 108 is to provide consistency between how registrants quantify financial statement misstatements.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prior to the issuance of SAB 108, there have been two widely-used methods, known as the "roll-over" and "iron curtain" methods, of quantifying the effects of financial statement misstatements. The roll-over method quantifies the amount by which the current year income statement is misstated while the iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. Neither of these methods considers the impact of misstatements on the financial statements as a whole.

SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the Company's financial statements and the related financial statement disclosures. This approach is referred to as the "dual approach" as it requires quantification of errors under both the roll-over and iron curtain methods.

SAB 108 allows registrants to initially apply the dual approach by either retroactively adjusting prior financial statements as if the dual approach had always been used, or by recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

The Company will initially apply SAB 108 using the cumulative effect transition method in connection with the preparation of the annual financial statements for the year ending December 31, 2006. The Company does not believe the adoption of SAB 108 will have a significant effect on its financial statements.

NOTE 2 - GOING CONCERN

The Company has incurred substantial losses, and has no revenue. Those matters raise substantial doubt about the Company’s ability to continue as a going concern. Management of the Company is developing a plan to commence its operations by obtaining an infusion of capital through either public or private investment. The ability of the Company to continue as a going concern is dependent on management’s successful planning for its operations and successful capital infusion.

The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangement and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - PREPAID EXPENSES

Prepaid expenses consisted of the following:

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Legal Retainer	$56,299	$67,513
Prepaid Royalties	30,000	30,000
	$86,299	$97,513

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - PRODUCTION COSTS

The Company is in the process of editing seven fitness videos it filmed in July 2006. As of March 31, 2007 and December 31, 2006, the total cost of $666,367 and $651,228, respectively, for the production of the videos was capitalized.

The cost of recording masters will be amortized to expense over the estimated lives of the recorded performances. The Company will begin to amortize the recorded performances upon completion of videos. As of March 31, 2007, the Company did not record any amortization.

The master videos are expected to be completed and ready for sale in April of 2007.

NOTE 5 - PATENT

The Company filed for a patent for three proprietary yoga mates, which it believes provide unique functions and benefits compared to yoga mates currently in the market. Through to date, the patent is still pending for approval.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Officer Compensation	$18,000	$-
Accrued Professional Fees	7,250	10,000
Accrued Interest	4,269	978
Accrued Income Tax	1,600	800
Total Accrued Expenses	$31,119	$11,778

NOTE 7 - OTHER COMPREHENSIVE INCOME (LOSS)

The Company’s accumulated other comprehensive income (loss) consists of the unrealized gain (loss) on available-for-sale securities only. The components of comprehensive loss were as follows:

	For Three Months ended
	March 31,
	2007	2006
Net Loss	$(471,094)	$(264,437)
Other Comprehensive Income (Loss):
Unrealized gain (loss) on available-for-sale securities	(4,800)	6,000
Comprehensive Loss	$(475,894)	$(258,437)

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS’ EQUITY

During the three months ended March 31, 2007, the Board of Directors of the Company approved the issuance aggregate of 122,588 shares of Company’s common stocks to various providers in consideration of their services to the Company. The shares were valued and charged to operations at a price of $0.25 per share or $30,647 of total. The valuation was based on the 2006 private placement offering price of $0.25 per share.

NOTE 9 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

	For three months ended
	March 31,
	2007	2006
Numerator:
Net Loss	$(471,094)	$(264,437)
Denominator:
Weighted Average of Common Shares	15,447,126	12,908,333

Basic and Diluted Net Loss per Share	$(0.03)	$(0.02)

As the Company incurred net losses for the three months ended March 31, 2007 and 2006, the effect of dilutive securities totaling 1,550,000 and 500,000 equivalent shares, respectively, has been excluded from the calculation of dilutive net loss per share for the periods because their effects were anti-dilutive.

There were also 5,907,000 and 250,000 shares out-of-money stock warrants excluded from the calculation of diluted net loss per share for three months ended March 31, 2007 and 2006, respectively, because their exercise prices were greater than the average fair market price of the common stock.

NOTE 10 - 2006 STOCK OPTION PLAN

On January 1, 2006, the Board of Directors approved and adopted the 2006 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers. Generally, all options granted expire ten years from the date of grant. All options have an exercise price equal to or higher than the fair market value of the Company’s stock on the date the options were granted. It is the policy of the Company to issue new shares for stock option exercised and restricted stock, rather than issued treasury shares. Options generally vest over ten years. The Plan reserves 7,500,000 shares of common stock under the Plan and shall be effective through December 31, 2015.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 10 - 2006 STOCK OPTION PLAN (continued)

A summary of the status of stock options issued by the Company as of March 31, 2007 and 2006 is presented in the following table:

	2007		2006
		Weighted		Weighted
	Number	Average	Number	Average
	of	Exercise	of	Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	5,250,000	$0.20	-	$-
Granted	-	-	5,000,000	0.20
Exercised/Expired/Cancelled	-	-	-	-
Outstanding at end of period	5,250,000	$0.20	5,000,000	$0.20

Exercisable at end of period	1,041,667	$0.20	-	$0.20

The fair value of the stock option granted is estimated on the date of grant using the Black-Scholes option valuation model. This model uses the assumptions listed in the table below. Expected volatilities are based on the estimated volatility of the Company’s stock. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2007	2006
Weighted average fair value per option granted	N/A	$0.17
Risk-free interest rate	N/A	4.37%
Expected dividend yield	N/A	0.00%
Expected lives	N/A	10.00
Expected volatility	N/A	100.00%

The following table sets forth additional information about stock options outstanding at March 31, 2007:

		Weighted
		Average	Weighted
Range of		Remaining	Average
Exercise	Options	Contractual	Exercise	Options
Prices	Outstanding	Life	Price	Exercisable
$ 0.20	5,250,000	8.53	$0.20	1,041,667
	5,250,000	8.53	$0.20	1,041,667

As of March 31, 2007, there was $661,130 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.67 years.

UKARMA CORPORATION
(FKA OM CAPITAL CORPORATION)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 11 - STOCK WARRANTS

On January 26, 2007, March 13, 2007, and March 29, 2007, the Company issued stock purchase warrants to the CEO of the Company for the right to purchase 200,000, 250,000, and 125,000 shares of the Company, respectively, at the price of $0.25 per share. The warrants shall have a term of five years from the date of stocks issued. The warrants were valued at $0.19 per share using the Black-Scholes option pricing model.

On March 1, 2006, the Company issued stock purchase warrants to a service provider for the right to purchase 250,000 shares of the Company’s common stock at the price of $1 per share. The warrants shall have a term of five years from the date of warrants issued. The warrants were valued at $0.11 per share using the Black-Scholes option pricing model.

The assumptions used in the Black-Scholes option pricing model are as follows:

	March 31,
	2007	2006
Weighted average fair value per option granted	$0.19	$0.11
Risk-free interest rate	4.60%	4.63%
Expected dividend yield	0.00%	0.00%
Expected lives	5.00	5.00
Expected volatility	100.00%	100.00%

The Company recognized $110,387 and $26,387 stock warrants expense for the three months ended March 31, 2007 and 2006, respectively.

NOTE 12 - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2007, the Company entered into various debt agreements with the CEO of the Company, and received loans from its CEO for an aggregate amount of $238,579 at an interest rate of 7% per annum payable on demand. As of March 31, 2007, the Company has loans payable to the CEO of the Company for $338,579 and accrued interest payable for the related loans of $4,269.

NOTE 13- SUBSEQUENT EVENTS

The company began to generate revenue in the second quarter of 2007; accordingly, the Company ceases its development stage status commencing January 1, 2007.

Subsequent to March 31, 2007, the Company entered into two additional debt agreements with the CEO of the Company, and received loans from its CEO, for an aggregate amount of $50,000 at an interest rate of 7% per annum payable on demand.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

After this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and we intend to file periodic reports, proxy statements and other information with the SEC.

UKARMA CORPORATION

20,342,063 SHARES
COMMON STOCK

PROSPECTUS

___________, 2007

Part II

Item 24. Indemnification of Directors and Officers.

Section 145 of the Nevada General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The registrant’s articles of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, the registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). The registrant maintains director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 25. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount

SEC registration fee	$1,600.00 *
Printing fees	10,000.00 *
Legal fees	40,000.00 *
Accounting fees and expenses	40,000.00 *
Miscellaneous	20,000.00 *
Total	$116,000.00 *

* Estimates

Item 26. Recent Sales of Unregistered Securities. -

Since January 1, 2003, the registrant has issued and sold the following unregistered securities:

(1)
From May 2004 to October 2005, we issued 4,375,000 shares of our common stock, and warrants to purchase 4,375,000 shares of our common stock exercisable at $1.00 per share, at $0.20 per share of common stock to the following investors in a private placement of our securities that we completed on October 7, 2005:

•  Alec Laken

•  Champion Brokerage Co.

•  Basdai Sookor

•  Michael Siegel

•  Lance S. Cassell

•  Leonidas Group Holdings

•  Lawrence Rothberg

•  Ralph Hatch

•  Vitel Ventures Group

•  Robert and Julietta Snavely

•  Empire Equities

•  Cambridge Funding Group

•  Lance Kuba

•  Seth Kramer

•  Yoram Eliyahu

•  Curt Kramer

•  Jason Sundar

•  Wendy O’Mahony

•  Scott Panzer

•  Sandra P. Areinoff

•  Ira Gaines

•  Brian Logan

•  Randy Wear

•  Tony Parnell

•  Alfred Ezekiel

•  John Lahmi

•  Brivis Investments LTD.

•  Brian Cole

•  Yoav and Jacob Alamary Peretz

•  Danny Chan

•  RP Capital LLC

•  Valley Financial Holdings Corp.

•  Mark Scharmann

The aggregate amount of consideration received by the Company from these investors was $875,000. All of the investors represented that they were “accredited investors” as defined under Rule 501 of Regulation D. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(2)
On February 28, 2005, we issued 675,000 shares of common stock at a price per share of $0.10 to Len Panzer as payment for services rendered to us having a value of about $67,500. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(3)
On September 30, 2005, we issued 500,000 shares of common stock at a price per share of $0.20 to Richardson & Patel LLP as payment for legal services provided to us having a value of about $100,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(4)
On February 13, 2006, we issued 50,625 shares of common stock at a price per share of $0.10 to Craig Kulman as payment for services rendered to us having a value of about $5,062.50. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(5)
On March 1, 2006, we issued 250,000 shares of common stock, and warrants to purchase up to 250,000 shares of common stock exercisable at $1.00 per share, at $0.10 per share of common stock to Mark Lindon as payment for legal services provided to us having a value of about $25,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(6)
On April 19, 2006, we issued 250,000 shares of common stock at a price per share of $0.10 to Eric Paskel as payment for services rendered to us having a value of about $25,000 in connection with a consulting agreement. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(7)
On May 5, 2006, we issued 33,333 shares of common stock at a price per share of $0.10 to Jeremy Koff as payment for services rendered to us having a value of about $3,333.30 in connection with a consulting agreement. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(8)
On May 5, 2006, we issued 2,500 shares of common stock at a price per share of $0.10 to Ryan Adams as payment for services rendered to us having a value of about $250 in connection with a consulting agreement. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(9)
From July 2006 to December 2006, we issued 1,202,000 shares of our common stock, and warrants to purchase 1,202,000 shares of our common stock exercisable at $1.00 per share, at $0.25 per share of common stock to the following investors in a private placement of our securities that we completed on December 31, 2006:

•  Mark Abdou

•  Addison Adams

•  Michael J. Cavalier, Jr.

•  Jason Cavalier

•  Erica Cohn

•  Daniel Engelman

•  Igal Feibush

•  Sean Fitzpatrick

•  David Garcia & Cristina Meyer

•  Ryan Goldstein

•  Victoria Goldstein

•  James Hausman

•  Peter Hogan

•  Ryan Hong

•  Sylvia Karayan

•  Abdul Lahha

•  Kevin Leung

•  Marketbyte LLC Defined Benefit & Trust

•  Robert Nathan

•  Nizan Inbar USA LLC

•  Clifford & Marlene Pasel

•  Erick Richardson, Sr.

•  RP Capital LLC

•  Greg Seuss

•  The Samual M. Beznos Revocable Trust u/a/d 1/3/95

•  Kimberly Wiegand

The aggregate amount of consideration received by the Company from these investors was $300,500. All of the investors represented that they were “accredited investors” as defined under Rule 501 of Regulation D. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(10)
On January 26, 2007, we issued a warrant to purchase up to 200,000 shares of our common stock exercisable at $0.25 per share to Bill Glaser, our Chief Executive Officer, in connection with a $100,000 loan made by Mr. Glaser to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(11)
On March 13, 2007, we issued a warrant to purchase up to 250,000 shares of our common stock exercisable at $0.25 per share to Bill Glaser, our Chief Executive Officer, in connection with a $100,000 loan made by Mr. Glaser to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(12)
On March 29, 2007, we issued a warrant to purchase up to 125,000 shares of our common stock exercisable at $0.25 per share to Bill Glaser, our Chief Executive Officer, in connection with a $68.579.08 loan made by Mr. Glaser to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

(13)
On June 26, 2007, we issued a warrant to purchase up to 80,000 shares of our common stock exercisable at $0.25 per share to Mark Abdou, a shareholder of the Company, in connection with a $20,000 loan made by Mr. Abdou to the Company. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act.

Item 27. Exhibits.

3.1	Amended and Restated Certificate of Incorporation, as currently in effect (1)

3.2	Bylaws of the registrant, as currently in effect (1)

4.1	Form of Warrant (1)

5.1	Opinion of Richardson & Patel LLP*

10.1	2006 Stock Plan (1)

10.2	Employment Agreement between the Registrant and Bill Glaser dated January 1, 2006 (1)

10.3	Consulting Agreement between the Registrant and Eric Paskel dated April 19, 2006 (1)

10.4	Consulting Agreement between the Registrant and Craig Kulman dated February 13, 2006 (1)

10.5	Consulting Agreement between the Registrant and Len Panzer dated February 28, 2006 (1)

10.6	Consulting Agreement between the Registrant and Jeremy Koff dated May 5, 2006 (1)

10.7	Production Agreement between the Registrant and The Tribal Vision Group, LLC d/b/a Yoga Tribe and Culture Productions dated June 15, 2006 (1)

10.8	Marketing Agreement between the Registrant and Synthesis Marketing dated October 11, 2006 (1)

10.9	Marketing Agreement between the Registrant and Much and House Public Relations dated October 11, 2006 (1)

10.10	Production Agreement between the Registrant and Caudill and Associates dated November __, 2006 (1)

10.11	Option Agreement between Fred Tannous and Bill Glaser dated January 17, 2005 (1)

10.12	Promissory Note issued to Bill Glaser dated November 10, 2006 (1)

10.13	Promissory Note issued to Bill Glaser dated January 26, 2007 (1)

10.14	Warrant issued to Bill Glaser dated January 26, 2007 (1)

10.15	Promissory Note issued to Bill Glaser dated March 13, 2007*

10.16	Common Stock Warrant issued to Bill Glaser dated March 13, 2007*

10.17	Demand Promissory Note issued to Bill Glaser dated March 29, 2007*

10.18	Common Stock Warrant issued to Bill Glaser dated March 29, 2007*

10.19	Demand Promissory Note issued to Bill Glaser dated April 30, 2007*

10.20	Promissory Note issued to Mark Abdou dated June 26, 2007*

10.21	Common Stock Purchase Warrant issued to Mark Abdou dated June 26, 2007*

23.1	Consent of Spector & Wong LLP*

23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)

24.1	Power of Attorney (1)

*	Filed herewith by amendment.

(1)	Incorporated by reference from the Registrant’s Registration on Form SB-2 filed February 12, 2007.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.	Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. For determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

iv.	Any other communication that is an offer in the offering made by the Company to the purchaser.

5. For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Form SB-2 to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on June 28, 2007.

UKARMA CORPORATION

By:	/s/ Bill Glaser
Bill Glaser Chief Executive Officer, Chief Financial Officer, and Chairman of the Board

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

*	Chief Executive Officer, Chief Financial Officer, and Chairman of the Board	June 28, 2007
Bill Glaser	(Principal Executive and Financial Officer)

*	Director	June 28, 2007
Fred Tannous

*	/s/ Bill Glaser
Bill Glaser Attorney-in-fact